Filed Pursuant to Rule 424(b)(5)
Registration No. 333-279510
Registration No. 333-279510-01

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 16, 2024

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus Dated May 17, 2024)

$

Laboratory Corporation of America Holdings

$      % Senior Notes due 20

$      % Senior Notes due 20

$      % Senior Notes due 20

Fully and Unconditionally Guaranteed by

Labcorp Holdings Inc.

Laboratory Corporation of America Holdings, a Delaware corporation, which we refer to as LCAH, is offering  % Senior Notes due 20 (the “20  Notes”),  % Senior Notes due 20 (the “20  Notes”) and  % Senior Notes due 20  (the “20 Notes” and, together with the 20  Notes and the 20   Notes, the “Notes”).

The 20   Notes will bear interest at the rate of  % per year, the 20  Notes will bear interest at the rate of  % per year and the 20   Notes will bear interest at the rate of  % per year. Interest on the Notes is payable semi-annually in arrears on      and      of each year, beginning on     , 2025.

The 20   Notes will mature on     , 20   , the 20  Notes will mature on     , 20  and the 20  Notes will mature on     , 20   .

LCAH may redeem the Notes of each series at any time or from time to time prior to their maturity at the applicable redemption prices set forth, and as further described, under the caption “Description of the Notes—Optional Redemption.” If LCAH experiences a Change of Control Repurchase Event and has not otherwise elected to redeem the Notes, LCAH will be required to offer to repurchase the Notes from holders as described under the caption “Description of the Notes—Offer to Repurchase upon a Change of Control Repurchase Event.”

The Notes will be LCAH’s senior unsecured obligations and will rank equally with all of LCAH’s other senior unsecured indebtedness from time to time outstanding. The Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Notes will be fully and unconditionally guaranteed by Labcorp Holdings Inc., a Delaware corporation and the parent holding company of LCAH, which we refer to as the Company. The guarantee will be a senior unsecured obligation of the Company and will rank equally in right of payment with any of the Company’s existing and future unsecured and unsubordinated indebtedness, if any, and guarantees. The Company does not currently have any direct indebtedness but guarantees certain other LCAH indebtedness. See “Summary—Recent Developments.” The Company does not have any significant operations or material assets other than its direct ownership interests in LCAH.

Investing in the Notes involves risks. See “Risk Factors” beginning on page S-9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per 20 Note		Total	Per 20 Note		Total	Per 20 Note		Total
Public Offering Price (1)		%	$		%	$		%	$
Underwriting Discounts		%	$		%	$		%	$
Proceeds to LCAH (before expenses) (1)		%	$		%	$		%	$

(1)	Plus accrued interest, if any, from , 2024.

The underwriters expect to deliver the Notes to purchasers on or about    , 2024, only in book-entry form through the facilities of The Depository Trust Company.

Joint Book-Running Managers

BofA Securities	US Bancorp	Wells Fargo Securities

The date of this prospectus supplement is September , 2024

Prospectus Supplement

Prospectus

S-i

We have not, and the underwriters have not, authorized anyone to give you any information other than that contained or incorporated by reference in this prospectus supplement or in any free writing prospectus prepared by or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, and the underwriters are soliciting offers to buy, these securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or the documents incorporated herein by reference is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering in making your investment decision, or by any other method as may then be permitted under applicable law, rules, or regulations.

This prospectus supplement, the accompanying prospectus, the information incorporated herein or therein by reference, and any free writing prospectus contain or may contain references to trademarks, service marks, and trade names owned by us or other companies. Solely for convenience, trademarks, service marks, and trade names, including logos, artwork, and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks, and trade names. We do not intend our use or display of other companies’ trade names, service marks, or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Other trademarks, trade names, and service marks appearing in this prospectus are the property of their respective owners.

Unless specifically noted otherwise in this prospectus supplement, or unless the context otherwise requires, all references to “we,” “us,” “our,” and “the Company” refer to Labcorp Holdings Inc. together with its subsidiaries, including Laboratory Corporation of America Holdings. All references to “LCAH” refer to Laboratory Corporation of America Holdings and its subsidiaries as applicable and not to Labcorp Holdings Inc.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus contain information about us and about the Notes. They also refer to information contained in other documents that we file with the Securities and Exchange Commission (the “SEC”). If this prospectus supplement is inconsistent with the accompanying prospectus or the documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus, you should rely on this prospectus supplement.

WHERE TO FIND ADDITIONAL INFORMATION

Statements contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized, or that are incorporated by reference into this prospectus supplement or the accompanying prospectus, about the provisions or contents of any agreement or other document are not necessarily complete. If SEC rules and regulations require that any agreement or document be filed as an exhibit to the registration statement and we file the agreement or document, you should refer to that agreement or document for a complete description of these matters.

We file annual, quarterly, and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The SEC maintains a website that contains periodic reports, proxy and information statements, and other information that issuers, including the Company, file or furnish electronically with the SEC. The public can obtain any documents that we file or furnish with the SEC at www.sec.gov. The Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to those reports are made available free of charge through the Investor Relations section of the Company’s website at www.labcorp.com as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The reference to our website is intended to be an inactive textual reference only. The information contained on our website (other than the SEC filings expressly referred to below as incorporated by reference herein) is not incorporated by reference herein and does not form a part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus supplement certain information we file with the SEC, which means that we may disclose important information in this prospectus supplement by referring you to the document that contains the information. The information incorporated by reference is deemed to be a part of this prospectus supplement, except for any information superseded by information in this prospectus supplement, and information we file later with the SEC will automatically update and, to the extent inconsistent, supersede the information filed earlier. We incorporate by reference the filings listed below (the file number for which is 001-11353) and any amendments to these documents, except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules, including, but not limited to, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K including related exhibits:

(1)

our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February  26, 2024 (the “2023 Annual Report”), including the information incorporated therein by reference from our definitive proxy statement for our 2024 Annual Meeting of Stockholders, filed with the SEC on April 4, 2024;

(2)

our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on April 30, 2024 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, filed with the SEC on August 2, 2024;

(3)	our Current Reports on Form 8-K filed with the SEC on May 16, 2024 and August 23, 2024; and

(4)	our Current Report on Form 8-K12B filed on May 17, 2024.

S-iii

We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of the securities covered by this prospectus supplement is completed or the offering is otherwise terminated; provided, however, that we are not incorporating by reference any documents or information, including parts of documents that we file with the SEC, that are deemed to be furnished and not filed with the SEC.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus supplement, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests may be made in writing or by telephone at:

Labcorp Holdings Inc.

358 South Main Street

Burlington, North Carolina 27215

(336) 229-1127

Attn: Office of the Corporate Secretary

S-iv

SUMMARY

The following summary is qualified in its entirety by the more detailed information included elsewhere in this prospectus supplement and the accompanying prospectus. Because this is a summary, it may not contain all the information that may be important to you. You should read the entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section in this prospectus supplement, and the financial statements and the notes to those statements and other information incorporated by reference, before making a decision whether to invest in the Notes.

The Company

Labcorp® is a global leader of innovative and comprehensive laboratory services that provides vital information to help doctors, hospitals, pharmaceutical companies, researchers, and patients make clear and confident decisions. By leveraging its unparalleled diagnostics and drug development capabilities, the Company provides insights and accelerates innovations to improve health and improve lives. With more than 67,000 employees, the Company serves clients in more than 100 countries.

The Company is organized under two segments, consisting of Diagnostics Laboratories, which includes routine testing and specialty/esoteric testing, and Biopharma Laboratory Services, consisting of Early Development Research Laboratories and Central Laboratory Services. The Company’s strength in science, technology, and innovation, as well as its global scale, enable it to play a leading role in advancing healthcare across the globe. The Company worked on 90% of the new drugs approved by the FDA in 2023 and performed more than 600 million tests for patients around the world.

The Company believes that science, technology, and innovation drive its continued success, differentiate the Company, and are foundational to its future. They are critical to the Company’s ability to carry out its mission to improve health and improve lives.

Recent Developments

On August 23, 2024, the Company and certain of its subsidiaries entered into a three-year $300 million accounts receivable securitization facility (the “Securitization Facility”) with PNC Bank, National Association, as administrative agent. The Securitization Facility permits Labcorp Receivables (as defined below) to draw up to a total of $300 million, subject to the outstanding amount of the eligible receivables pool and other factors, and up to $700 million subject to satisfaction of certain conditions.

In connection with the Securitization Facility, on August 23, 2024, LCAH and Laboratory Corporation of America sold and/or contributed all of their existing, and committed to continue to sell and/or contribute their future accounts receivable and certain related assets to Labcorp Receivables LLC, a special purpose vehicle and wholly owned subsidiary of LCAH (“Labcorp Receivables”) pursuant to the terms of the Sale and Contribution Agreement, dated as of August 23, 2024 (the “Sale Agreement”), among LCAH and Laboratory Corporation of America (the “Originators”), any additional originators from time to time party thereto, LCAH, as servicer, and Labcorp Receivables. Pursuant to the Receivables Purchase Agreement, dated as of August 23, 2024 (the “Receivables Purchase Agreement”), among Labcorp Receivables, the purchasers from time to time party thereto (the “Purchasers”) and PNC Capital Markets LLC, Labcorp Receivables may sell and/or obtain financing for the accounts receivable assets and grants a security interest in all of its assets. LCAH will service the accounts receivables on behalf of Labcorp Receivables for a fee. In addition, pursuant to a Performance Guaranty, dated August 23, 2024 by the Company in favor of PNC, the Company has agreed to guarantee the performance of the Originators and LCAH, in its capacity as servicer, of their respective obligations under the agreements governing the Securitization Facility. Neither the Company nor the Originators guarantee the collectability of the receivables under the Securitization Facility.

Labcorp Receivables’ assets are not available to pay creditors of the Company or any of its subsidiaries (other than Labcorp Receivables), including LCAH, although collections from the receivables in excess of amounts required to repay the Purchasers and other creditors of Labcorp Receivables may be remitted to the Company.

Corporate Information

LCAH, a Delaware corporation, is headquartered in Burlington, North Carolina, and was incorporated in 1971. Our principal executive offices are located at 358 South Main Street, Burlington, North Carolina 27215, and our telephone number at that address is (336) 229-1127. Our website address is www.labcorp.com. The inclusion of our website address in this prospectus supplement or the accompanying prospectus is, in each case, intended to be an inactive textual reference only. Information on or accessible through our website is not incorporated by reference herein and does not form a part of this prospectus supplement.

The Offering

Issuer	Laboratory Corporation of America Holdings

Guarantor	Labcorp Holdings Inc.

Securities Offered	$ aggregate principal amount of % Senior Notes due 20 .

$ aggregate principal amount of % Senior Notes due 20 .

$ aggregate principal amount of % Senior Notes due 20 .

The Notes will each constitute a separate series under the Indenture.

Maturity	The 20 Notes will mature on , 20 .

The 20 Notes will mature on , 20 .

The 20 Notes will mature on , 20 .

Sinking Fund	None.

Interest	% per year on the outstanding principal amount of the 20 Notes from , 2024.

% per year on the outstanding principal amount of the 20 Notes from , 2024.

% per year on the outstanding principal amount of the 20 Notes from , 2024.

Interest Payment Dates	and of each year, commencing on , 2025. Interest payments will be made to the persons in whose names the Notes are registered at the close of business on the

preceding    and    .

Optional Redemption	Prior to (i) with respect to the 20 Notes, , ( months prior to the maturity date of the 20 Notes), (ii) with respect to the 20 Notes, , ( months prior to the maturity date of the 20 Notes) and (iii) with respect to the 20 Notes, , ( months prior to the maturity date of the 20 Notes) (each such date, a “Par Call Date”), LCAH may redeem the applicable series of Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)

(a) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed discounted to the redemption date (assuming, in each case, that such Notes matured on their applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus    basis points in the case of the

20 Notes, basis points in the case of the 20 Notes, and basis points in the case of the 20 Notes less (b) interest accrued to the redemption date; and

(2)	100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date. See “Description of the Notes—Optional Redemption.”

On or after the applicable Par Call Date, LCAH may redeem the Notes of the applicable series in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to such redemption date. See “Description of the Notes—Optional Redemption.”

Repurchase at the Option of Holders upon a Change of Control	If we experience a Change of Control Repurchase Event (as defined in this prospectus supplement) and have not otherwise elected to redeem any series of Notes, we will be required to offer to repurchase each series of Notes from holders at a repurchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase. See “Description of the Notes—Offer to Repurchase upon a Change of Control Repurchase Event.”

Use of Proceeds	We expect that the net proceeds from this offering will be approximately $ million after deducting the underwriting discounts and other estimated expenses of this offering. We expect to use the net proceeds from this offering to redeem or repay indebtedness and, to the extent not used for such purpose, for other general corporate purposes. Indebtedness to be redeemed or repaid at or prior to maturity is expected to include $400.0 million of our outstanding 2.30% Senior Notes due December 1, 2024, $1.0 billion of our outstanding 3.60% Senior Notes due February 1, 2025 and $350 million of borrowings under our revolving credit facility. See “Use of Proceeds.”

Conflicts of Interest	Certain affiliates of the underwriters are lenders under our credit facilities, including our revolving credit facility, and certain of the underwriters or their respective affiliates may be holders of our 2.30% Senior Notes due December 1, 2024 and 3.60% Senior Notes due February 1, 2025. In the event that any of the underwriters, together with their respective affiliates, receives at least 5% of the net proceeds of this offering, such underwriters will be deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121. However, in accordance with FINRA Rule 5121, no “qualified independent underwriter” is required because the Notes are Investment Grade-rated (as defined in “Description of the Notes”) by one or more nationally recognized statistical rating agencies.

Certain Covenants	We will issue the Notes under our Indenture. The Indenture will, among other things, limit our ability and the ability of our subsidiaries, to:

•	create or assume Liens (as defined in “Description of the Notes”);

•	enter into sale and leaseback transactions; and

•	incur indebtedness or issue Preferred Stock (as defined in “Description of the Notes”) at the subsidiary level.

See “Description of the Notes—Covenants Applicable to Each Series of Notes.”

Ranking	The Notes will be LCAH’s senior unsecured obligations and will rank equally with LCAH’s other existing and future unsecured and unsubordinated indebtedness. Because LCAH conducts most of its operations through its subsidiaries, the Notes will be structurally subordinated to any and all existing and future indebtedness, whether or not secured, and other liabilities of its subsidiaries, as well as claims of holders of any Preferred Stock of its subsidiaries.

Company Guarantee	The Notes will be guaranteed by the Company. The Company guarantee will be a senior unsecured obligation of the Company and will rank equally in right of payment with all of its other existing and future senior unsecured indebtedness, if any, and senior unsecured guarantees. The Company does not currently have any direct indebtedness but guarantees certain other LCAH indebtedness. See “Summary—Recent Developments.” The Company’s guarantee of the Notes will be effectively subordinated in right of payment to:

•	all existing and future secured indebtedness and secured guarantees of the Company (to the extent of the value of the collateral securing such indebtedness and guarantees);

•

all existing and future indebtedness and other liabilities, whether secured or unsecured, of the Company’s subsidiaries (including LCAH) and of any entity the Company accounts for using the equity method of accounting; and

•	all existing and future preferred equity not owned by the Company in the subsidiaries (including LCAH) and in any entity the Company accounts for using the equity method of accounting.

The Company does not have any significant operations or material assets other than its direct ownership interests in LCAH.

Form	The Notes will be issued in book-entry form and will be represented by global securities that will be deposited with and registered in the name of The Depository Trust Company. Beneficial interests in the Notes will be shown on, and transfers will be effected through, records maintained by The Depository Trust Company and its participants.

Risk Factors	You should consider carefully all the information set forth and incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding whether to invest in the

Notes. In particular, you should evaluate the specific factors set forth under “Risk Factors” beginning on page S-9 of this prospectus supplement.

Governing Law	The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Trustee	U.S. Bank Trust Company, National Association.

Summary Consolidated Financial Data

Second Quarter and Full Year Financial Results

The following table presents summary consolidated financial data as of and for the periods indicated.

The consolidated statement of operations data for each of the fiscal years in the three-year period ended December 31, 2023 and the consolidated balance sheet data as of December 31, 2022 and as of December 31, 2023 have been derived from the audited consolidated financial statements included in our 2023 Annual Report, which is incorporated herein by reference.

The condensed consolidated statement of operations data for each of the six-month periods ended June 30, 2024 and June 30, 2023 and the condensed consolidated balance sheet data as of June 30, 2024 have been derived from the unaudited condensed consolidated financial statements included in our quarterly report on Form 10-Q for the quarter ended June 30, 2024, which is incorporated herein by reference. The condensed consolidated balance sheet data as of June 30, 2023 have been derived from our unaudited condensed consolidated financial statements included in our quarterly report on Form 10-Q for the quarter ended June 30, 2023, which is not incorporated herein by reference. You should read this table along with our 2023 Annual Report and our quarterly reports on Form 10-Q for the three months ended June 30, 2024 and June 30, 2023.

The consolidated balance sheet and the consolidated statement of operations data presented below, and the condensed consolidated financial statements from which the financial data are derived, at and for the six months ended June 30, 2024 and June 30, 2023, are unaudited. In the opinion of management, all adjustments necessary for a fair statement of operations and financial position have been made. Except as otherwise disclosed, all such adjustments are of a normal recurring nature. Interim results are not necessarily indicative of results for a full year.

	Year Ended December 31,			Six Months Ended June 30,
	2021	2022	2023	2023	2024
	(in millions)
Statement of Operations Data:
Revenues	$13,136.1	$11,863.9	$12,161.6	$6,071.5	$6,397.5
Gross profit	4,992.4	3,708.9	3,364.9	1,692.3	1,823.7
Operating income	3,048.6	1,436.5	725.6	596.1	616.1
Net earnings attributable to Labcorp Holdings Inc.	2,377.3	1,279.1	418.0	401.8	433.3

	As of December 31,		As of June 30,
	2022	2023	2023	2024
Consolidated Balance Sheet Data:
Cash and cash equivalents	$320.6	$536.8	$1,930.6	$265.1
Goodwill, net	6,123.7	6,142.5	6,182.2	6,220.2
Intangible assets, net	3,123.6	3,342.0	3,154.1	3,332.0
Total assets	20,155.1	16,725.1	17,718.7	16,712.3
Long-term debt, less current portion (1)	5,038.8	4,054.7	5,042.4	3,047.3
Total shareholders’ equity	10,096.6	7,875.0	8,785.0	8,005.8

	As of December 31,			As of June 30,
	2021	2022	2023	2023	2024
Other Financial Data:
Net cash provided by operating activities	$3,109.6	$1,955.9	$1,327.7	$472.6	$531.3
Net cash used for investing activities	(884.6)	(1,652.2)	(1,171.5)	(353.3)	(578.1)
Net cash provided by (used for) financing activities	(2,065.8)	(1,322.2)	(59.3)	1,484.4	(221.7)
Capital expenditures	(421.5)	(429.3)	(453.6)	(181.5)	(262.0)

(1)

Long-term debt, less current portion primarily includes the Company’s (i) 4.00 Senior Notes due 2023, (ii) 2.30% Senior Notes due 2024, (iii) 3.25% Senior Notes due 2024, (iv) 3.60% Senior Notes due 2025, (v) 1.55% Senior Notes due 2026, (vi) 3.60% Senior Notes due 2027, (vii) 2.95% Senior Notes due 2029, (viii) 2.70% Senior Notes due 2031, (ix) 4.70% Senior Notes due 2045, and (x) other long-term obligations. Long-term obligations exclude amounts due to affiliates. The following table summarizes the balances outstanding for these respective obligations as of December 31, 2021, 2022 and 2023 and June 30, 2023 and 2024:

Long-term obligations outstanding(1)

	As of December 31,			As of June 30,
	2021	2022	2023	2023	2024
	(in millions)
4.00% senior notes due 2023	$300.0	$—	$—	$—	$—
2.30% senior notes due 2024(2)	400.0	400.0	—	400.0	—
3.25% senior notes due 2024(2) (3)	600.0	600.0	—	600.0	—
3.60% senior notes due 2025(2)	1,000.0	1,000.0	1,000.0	1,000.0	—
1.55% senior notes due 2026	500.0	500.0	500.0	500.0	500.0
3.60% senior notes due 2027	600.0	600.0	600.0	600.0	600.0
2.95% senior notes due 2029	650.0	650.0	650.0	650.0	650.0
2.70% senior notes due 2031	502.9	420.30	430.40	421.6	420.3
4.70% senior notes due 2045	900.0	900.0	900.0	900.0	900.0
Debt issuance costs	(41.0)	(33.8)	(26.3)	(30.8)	(23.4)
Note payable	4.6	2.3	0.6	1.6	0.4

Total long-term debt	$5,416.5	$5,038.8	$4,054.7	$5,042.4	$3,047.3

(1)

On April 30, 2021, the Company amended and restated its revolving credit facility. The facility consists of a five-year revolving facility in the principal amount of up to $1,000.0, with the option of increasing the facility by up to an additional $500.0. As of June 30, 2024, there were no borrowings outstanding under the facility.

(2)	Classified as current debt as of June 30, 2024. See “Capitalization.”
(3)

The 3.25% senior notes due 2024 were repaid in full on their stated maturity date of September 1, 2024, using cash on hand including amounts borrowed under our revolving credit facility. See “Use of Proceeds.”

RISK FACTORS

An investment in our securities involves a high degree of risk. We urge you to carefully consider and evaluate all of the information contained in this prospectus supplement and in the documents incorporated by reference in this prospectus supplement before making an investment decision, including those risks identified under “Item IA. Risk Factors” in our 2023 Annual Report and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024 and June 30, 2024, which are incorporated by reference in this prospectus supplement and the accompanying prospectus, as they may be amended, supplemented, or superseded from time to time by other reports that we subsequently file with the SEC.

Our business, financial condition, results of operations, and cash flows could be materially adversely affected by any of these risks. The market or trading price of our securities could decline due to any of these risks. Additional risks not presently known to us or that we currently deem immaterial also may impair our business and operations or cause the price of our securities to decline. Additional risks related to the Notes are described below.

This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement. See the section entitled “Forward-Looking Statements” in this prospectus supplement for information relating to these forward-looking statements.

Risks Related to the Notes and the Guarantee

The Notes and the guarantee will not be secured by any of the Company’s or LCAH’s assets, are subject to prior claims of any of our future secured creditors, and are structurally subordinated to the indebtedness of our subsidiaries.

The Notes will not be secured by any of LCAH’s assets or those of its subsidiaries. The Notes will be LCAH’s unsecured obligations, ranking equally with LCAH’s other senior unsecured indebtedness but effectively subordinated to any secured indebtedness to the extent of the value of the assets securing such indebtedness. The Indenture (as defined in “Description of the Notes”) governing the Notes will permit LCAH and its subsidiaries to incur secured debt under specified circumstances without equally and ratably securing the Notes. Any claims of future secured lenders with respect to assets securing their loans will be prior to any claim of the holders of these Notes with respect to those assets. In addition, because LCAH conducts most of its operations through its subsidiaries, the Notes will be structurally subordinated to any and all existing and future indebtedness, whether or not secured, and other liabilities of its subsidiaries, as well as claims of holders of any Preferred Stock of its subsidiaries. LCAH’s subsidiaries have no obligation to pay any amounts due on our debt securities, including any Notes, or to provide LCAH with funds for its payment obligations, whether by dividends, distributions, loans or otherwise.

None of the Company’s other subsidiaries will guarantee the Notes. Payments on the Notes are only required to be made by LCAH and the Company, as guarantor. As a result, no payments are required to be made by, and holders of Notes will not have a claim against, the assets of any of our subsidiaries other than LCAH, except if those assets are transferred, by dividend or otherwise, to the Company or LCAH.

LCAH’s indebtedness could adversely affect LCAH’s financial health and prevent LCAH from fulfilling its obligations under the Notes.

At June 30, 2024, LCAH had approximately $5.1 billion of outstanding indebtedness. The Company does not currently have any direct indebtedness but guarantees certain LCAH indebtedness. LCAH’s ability to make scheduled payments of principal of, or to pay the interest or premium, if any, on, or to refinance, their indebtedness (including the Notes) or to fund capital expenditures, acquisitions, and other strategic initiatives will depend on LCAH’s future performance, which, to a certain extent, is subject to general economic, financial, competitive, regulatory, and other factors that are beyond our control. LCAH cannot assure you that its business will generate sufficient cash flow from operations or that future borrowings will be available under our revolving credit facility or otherwise in an amount sufficient to enable us to service our indebtedness, including the Notes, or to fund our other liquidity needs. Furthermore, to the extent that the proceeds of the offering are not used to refinance LCAH’s existing debt, the increased leverage resulting from this offering could adversely affect our business. In particular, it could increase our vulnerability to sustained, adverse macroeconomic weakness, limit our ability to obtain further financing, and limit our ability to pursue certain operational and strategic opportunities. See “Use of Proceeds.”

LCAH will issue the Notes under the Indenture. The Indenture, among other things, will limit LCAH’s ability and the ability of its subsidiaries, to:

•	create or assume Liens;

•	enter into sale and leaseback transactions; and

•	incur indebtedness or issue Preferred Stock at the subsidiary level.

See “Description of the Notes—Covenants Applicable to Each Series of Notes.”

Negative covenants in the Indenture will offer only limited protection to holders of the Notes.

The Indenture governing the Notes will contain certain negative covenants that apply to LCAH and certain of its subsidiaries. However, the Indenture will not:

•

require LCAH to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows, or liquidity and, accordingly, does not protect holders of the Notes in the event that LCAH experiences significant adverse changes in our financial condition or results of operations;

•	limit LCAH and its subsidiaries ability to incur all indebtedness; or

•	restrict LCAH’s ability to make investments or to repurchase or pay dividends or make other payments in respect of LCAH’s common stock or other securities ranking junior to the Notes.

In addition, the limitation on liens covenant in the Indenture will contain exceptions that will allow LCAH and its subsidiaries to create, grant or incur Liens or security interests to secure a certain amount of indebtedness and a variety of other obligations without equally and ratably securing the Notes. See “Description of the Notes—Covenants Applicable to Each Series of Notes—Limitation on Liens” in this prospectus supplement for a description of this covenant and related definitions. In light of these exceptions, holders of the Notes may be effectively subordinated to new lenders.

Our credit ratings are subject to change.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Notes. Agency ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s rating.

LCAH may not be able to repurchase the Notes upon a Change of Control Repurchase Event.

Upon the occurrence of a Change of Control Repurchase Event (as defined in “Description of the Notes”), each holder of Notes will have the right to require LCAH to repurchase all or any part of such holder’s Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase. If

LCAH experiences a Change of Control Repurchase Event, we cannot assure you that LCAH would have sufficient financial resources available to satisfy its obligations to repurchase the Notes. LCAH’s failure to repurchase the Notes, as will be required under the Indenture governing the Notes, would result in a default under the Indenture, which could result in defaults under LCAH’s other debt agreements and have material adverse consequences for LCAH and the holders of the Notes. See “Description of the Notes—Offer to Repurchase upon a Change of Control Repurchase Event.”

The terms of the Indenture and the Notes will provide only limited protection against significant corporate events that could affect adversely your investment in the Notes.

While the Indenture and the Notes will contain terms intended to provide protection to holders upon the occurrence of certain events involving significant corporate transactions or our creditworthiness, these terms will be limited and may not be sufficient to protect your investment in the Notes. As described under “Description of the Notes—Offer to Repurchase upon a Change of Control Repurchase Event,” upon the occurrence of a Change of Control Repurchase Event, holders are entitled to require LCAH to repurchase their Notes at 101% of their principal amount. However, the definition of the term “Change of Control Repurchase Event” is limited and does not cover a variety of transactions (such as certain acquisitions by us or recapitalizations) that could negatively affect the value of your Notes. If we were to enter into a significant corporate transaction that would negatively affect the value of the Notes, but that would not constitute a Change of Control Repurchase Event, you would have no right to require LCAH to repurchase the Notes prior to their maturity.

If active trading markets for the Notes do not develop, you may not be able to resell them.

The Notes are new issues of securities for which there currently are no trading markets. As a result, we cannot provide any assurances that trading markets for the Notes will ever develop or be maintained. Further, we can make no assurances as to the liquidity of any market that may develop for the Notes, your ability to sell your Notes or the prices at which you will be able to sell your Notes. The liquidity of the trading markets in the Notes and future trading prices of the Notes will depend on many factors, including our financial condition and results of operations, the condition of the industry in which we operate generally, the then-current ratings assigned to the Notes and the market for similar securities. Accordingly, you may be required to bear the financial risk of an investment in the Notes for an indefinite period of time or the market prices could decline. We do not intend to apply for listing or quotation of the Notes on any securities exchange or automated quotation system.

An increase in market interest rates could result in a decrease in the market value of the Notes.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. In general, as market interest rates rise, debt securities bearing interest at fixed rates of interest decline in value. Consequently, if you purchase Notes bearing interest at fixed rates of interest and market interest rates increase, the market values of those Notes may decline.

The Company has no material assets other than its direct ownership of the equity interests of LCAH.

The Notes will be guaranteed by the Company. However, other than its direct ownership of the equity interests of LCAH, the Company neither holds or is expected to hold any material assets directly nor has any significant operations. Accordingly, if LCAH fails to make a payment on the Notes when due, there is no expectation that the Company would have funds to make payments pursuant to its guarantee. Furthermore, the Company’s guarantee will be structurally subordinated in right of payment to all existing and future indebtedness and other liabilities of the Company’s subsidiaries (other than LCAH) and of its joint ventures to the extent of the assets of those subsidiaries or of those joint ventures, which means that creditors of the Company’s subsidiaries (other than LCAH) or of its joint ventures will be paid from their assets before the Company, and therefore holders of the Notes by virtue of the guarantee, would not have any claims to their assets. In the event of a bankruptcy, liquidation or dissolution of a subsidiary of the Company (other than LCAH) or joint venture of the Company, that subsidiary or joint venture may not have sufficient assets remaining to make payments to the Company as a stockholder or other equity holder or otherwise after payment of its liabilities. In addition, the Company will not be subject to any covenants under the guarantee or the Indenture prohibiting or otherwise limiting the incurrence of indebtedness.

Federal and state laws allow courts, under specific circumstances, to void guarantees and require holders of guaranteed debt to return payments received from guarantors.

Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a court could void the guarantee of the Notes provided by the Company or could subordinate the guarantee to all other debts and guarantees of the Company if, among other things, the Company, at the time it incurred or entered into its guarantee of the Notes, received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee and any of the following is also true:

•	The Company was insolvent or rendered insolvent by reason of the incurrence of the guarantee;

•	The Company was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

•	The Company intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

In addition, under any of the circumstances described above, any payment by the Company pursuant to its guarantee of the Notes could be voided and holders of the Notes could be required to return those payments to the Company or to a fund for the benefit of the creditors of the Company.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liabilities on its existing debts, including contingent liabilities, as they became due; or

•

it could not pay its debts as they became due. Moreover, a court might also void the Company’s guarantee of the Notes, without regard to the above factors, if it found that the Company entered into its guarantee with actual or deemed intent to hinder, delay or defraud its creditors.

We cannot be certain as to the standards a court would use to determine whether reasonably equivalent value or fair consideration was received by the Company for its guarantee of the Notes. If a court voided such guarantee, holders of the Notes would no longer have a claim against the Company under such guarantee.

If the court were to void the Company’s guarantee, require the return of monies paid by the Company under its guarantee or subordinate the guarantee to other obligations of the Company, we could not assure you that funds to satisfy the guarantee would be made available to the Company from its subsidiaries or from any other source.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, together with other statements and information incorporated by reference herein, contain certain forward-looking statements concerning the Company’s operations, performance, and financial condition, as well as its strategic objectives. Any applicable free writing prospectus may also contain these types of forward-looking statements. Some of these forward-looking statements relate to future events and expectations and can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or the negative of those words or other comparable terminology. Such forward-looking statements speak only as of the time they are made and are subject to various risks and uncertainties and the Company claims the protection afforded by the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those currently anticipated due to a number of factors in addition to those discussed elsewhere herein, including in the “Risk Factors” section in this prospectus supplement, and in the Company’s other public filings, press releases, and discussions with Company management, including:

1.

changes in government and third-party payer regulations, reimbursement, or coverage policies or other future reforms in the U.S. healthcare system (or in the interpretation of current regulations), new insurance or payment systems, including state, regional or private insurance cooperatives (e.g., health insurance exchanges) affecting governmental and third-party coverage or reimbursement for commercial laboratory testing, including the impact of the U.S. Protecting Access to Medicare Act of 2014 (PAMA);

2.

significant monetary damages, fines, penalties, assessments, refunds, repayments, damage to the Company’s reputation, unanticipated compliance expenditures, and/or exclusion or debarment from or ineligibility to participate in government programs, among other adverse consequences, arising from enforcement of anti-fraud and abuse laws and other laws applicable to the Company in jurisdictions in which the Company conducts business;

3.

significant fines, penalties, costs, unanticipated compliance expenditures, and/or damage to the Company’s reputation arising from the failure to comply with applicable privacy and security laws and regulations, including the U.S. Health Insurance Portability and Accountability Act of 1996, the U.S. Health Information Technology for Economic and Clinical Health Act, the California Consumer Privacy Act, as amended by the California Privacy Rights Act, the European Union’s General Data Protection Regulation and similar laws and regulations in jurisdictions in which the Company conducts business;

4.

Loss or suspension of a license or imposition of fines or penalties under, or future changes in, or interpretations of applicable licensing laws or regulations regarding the operation of clinical laboratories, the development and commercialization of laboratory-developed tests (LDTs), and the delivery of clinical laboratory test results, including, but not limited to, the U.S. Clinical Laboratory Improvement Act of 1967, the U.S. Clinical Laboratory Improvement Amendments of 1988, the European Union in Vitro Diagnostics Regulation, and similar laws and regulations in jurisdictions in which the Company conducts business;

5.

penalties or loss of license arising from the failure to comply with applicable occupational and workplace safety laws and regulations, including the U.S. Occupational Safety and Health Administration requirements, the U.S. Needlestick Safety and Prevention Act, and similar laws and regulations in jurisdictions in which the Company conducts business;

6.

fines, unanticipated compliance expenditures, suspension of manufacturing, enforcement actions, damage to the Company’s reputation, injunctions, or criminal prosecution arising from failure to maintain compliance with current good manufacturing practice regulations and similar requirements of various regulatory agencies in jurisdictions in which the Company conducts business;

7.	sanctions or other remedies, including fines, unanticipated compliance expenditures, enforcement actions, injunctions or criminal prosecution arising from failure to comply with the Animal Welfare

Act or applicable national, state and local laws and regulations in jurisdictions in which the Company conducts business;

8.

changes in testing guidelines or recommendations by government agencies, medical specialty societies, and other authoritative bodies affecting development, validation, approval, clearance, commercialization, or the utilization of laboratory tests;

9.

changes in applicable government regulations or policies affecting the approval, availability of, and the selling and marketing of diagnostic tests, including LDTs, drug development, or the conduct of drug development and medical device and diagnostic studies and trials, including regulations and policies of the U.S. Food and Drug Administration, the U.S. Department of Agriculture, the Medicine and Healthcare products Regulatory Agency in the United Kingdom, the National Medical Products Administration in China, the Pharmaceutical and Medical Devices Agency in Japan, the European Medicines Agency in the European Union, and similar regulations and policies of agencies in other jurisdictions in which the Company conducts business;

10.

changes in government regulations or reimbursement pertaining to the pharmaceutical, biotechnology and medical device and diagnostic industries, changes in reimbursement of pharmaceutical products, or reduced spending on research and development by pharmaceutical, biotechnology and medical device and diagnostic customers;

11.	liabilities that result from the failure to comply with corporate governance requirements;

12.

increased competition, including price competition, potential reduction in rates in response to price transparency initiatives and consumerism, competitive bidding and/or changes or reductions to fee schedules, and competition from companies that do not comply with existing applicable laws or regulations or otherwise disregard compliance standards in the industry;

13.

changes in payer mix or payment structure or process, including insurance carrier participation in health insurance exchanges, an increase in capitated reimbursement mechanisms, the impact of clearinghouses on the claims reimbursement process, the impact of a shift to consumer-driven health plans or plans carrying an increased level of member cost-sharing, and adverse changes in payer reimbursement or payer coverage policies (implemented directly or through a third-party utilization management organization) related to specific diagnostic tests, categories of testing or testing methodologies;

14.

failure to retain or attract business from managed care organizations (“MCOs”) as a result of changes in business models, including risk based or network approaches, out-sourced laboratory network management or utilization management companies, or other changes in strategy or business models by MCOs;

15.

failure to obtain and retain new customers, an unfavorable change in the mix of testing services ordered, or a reduction in tests ordered, specimens submitted, or services requested by existing customers, and delays in payments from customers;

16.	consolidation and convergence of customers, competitors, and suppliers, potentially causing material shifts in insourcing, utilization, pricing, reimbursement and supply chain access;

17.	failure to invest in or effectively develop and deploy new systems, system modifications or enhancements required in response to evolving market, business, and customer trends and needs;

18.	customers choosing to insource services that are or could be purchased from the Company;

19.

failure to identify, successfully close and effectively integrate and/or manage acquisitions of new businesses or failure to maintain key customers and/or employees as a result of uncertainty surrounding the integration of acquisitions;

20.

inability to achieve the expected benefits and synergies of newly-acquired businesses, including due to items not discovered in the due diligence process, and the impact on the Company’s cash position, levels of indebtedness and stock price;

21.	termination, loss, delay, reduction in scope or increased costs of contracts, including large contracts and multiple contracts;

22.	liability arising from errors or omissions in the performance of testing and other services or other contractual arrangements;

23.

changes or disruption in the provision or transportation of services or supplies provided by third parties; or their termination for failure to follow the Company’s performance standards and requirements;

24.	damage or disruption to the Company’s facilities;

25.	damage to the Company’s reputation, loss of business, or other harm from acts of animal rights activists or potential harm and/or liability arising from animal research activities;

26.	adverse results in litigation matters;

27.

inability to attract, retain, and develop experienced and qualified personnel or the loss of significant personnel as a result of illness, increased competition for talent, wage growth, or other market factors beyond the Company’s control;

28.

failure to develop or acquire licenses for new or improved technologies, such as point-of-care testing, mobile health technologies, and digital pathology, or potential use of new technologies by customers and/or consumers to perform their own tests;

29.	substantial costs arising from the inability to commercialize newly licensed tests or technologies or to obtain appropriate coverage or reimbursement for such tests;

30.	failure to obtain, maintain, and enforce intellectual property rights for protection of the Company’s products and services and defend against challenges to those rights;

31.

scope, validity, and enforceability of patents and other proprietary rights held by third parties that may impact the Company’s ability to develop, perform, or market the Company’s products or services or operate its business;

32.

business interruption, receivables impairment, delays in cash collection impacting days sales outstanding, supply chain disruptions or inventory obsolescence, increases in material cost or other operating costs, or other impacts on the business due to natural disasters, including adverse weather, fires and earthquakes, geopolitical crises, including terrorism and war; public health crises and disease epidemics and pandemics, including, but not limited to the continued impact of COVID-19; and other events beyond the Company’s control;

33.	discontinuation or recalls of existing testing products;

34.

a failure in the Company’s information technology systems, including with respect to testing turnaround time and billing processes, or the failure of the Company or its third-party suppliers and vendors to maintain the security of business information or systems or to protect against cybersecurity attacks such as denial of service incidents, malware, ransomware, and computer viruses, delays or failures in the development and implementation of the Company’s automation platforms, or adverse effects from the use of or regulation of artificial intelligence and machine learning tools, any of which could result in a negative effect on the Company’s performance of services, a loss of business or increased costs, delays in cash collections, damages to the Company’s reputation, significant litigation exposure, an inability to meet required financial reporting deadlines, or the failure to meet future regulatory or customer information technology, data security and connectivity requirements;

35.

business interruption, increased costs, and other adverse effects on the Company’s operations due to the unionization of employees, union strikes, work stoppages, general labor unrest or failure to comply with labor or employment laws;

36.

failure to maintain the Company’s days sales outstanding levels, cash collections (in light of increasing levels of patient responsibility), profitability and/or reimbursement arising from unfavorable changes in third-party payer policies, payment delays introduced by third-party utilization management organizations, and increasing levels of patient payment responsibility;

37.

impact on the Company’s revenues, cash collections, and the availability of credit for general liquidity or other financing needs arising from a significant deterioration in the economy or financial markets or in the Company’s credit ratings by Standard & Poor’s and/or Moody’s;

38.

failure to maintain the expected capital structure for the Company, including failure to maintain the Company’s Investment Grade rating, or leverage ratio covenants under its revolving credit facility;

39.	changes in reimbursement by foreign governments and foreign currency fluctuations;

40.	inability to obtain certain billing information from physicians, resulting in increased costs and complexity, a temporary disruption in receipts, and ongoing reductions in reimbursements and revenues;

41.

expenses and risks associated with international operations, including, but not limited to, compliance with the U.S. Foreign Corrupt Practices Act (FCPA), the U.K. Bribery Act, other applicable anti-corruption laws and regulations, trade sanction laws and regulations, and economic, political, legal and other operational risks associated with foreign jurisdictions;

42.	failure to achieve expected efficiencies, and benefits, and savings in connection with the Company’s business process improvement initiatives;

43.	changes in tax laws and regulations or changes in their interpretation; and

44.	changing global economic conditions and government and regulatory changes.

Except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Given these uncertainties, you should not put undue reliance on any forward-looking statements.

USE OF PROCEEDS

We expect that the net proceeds from this offering will be approximately $     million after deducting the underwriting discounts and other estimated expenses of this offering. We expect to use the net proceeds from this offering to redeem or repay indebtedness and, to the extent not used for such purpose, for other general corporate purposes. Indebtedness to be redeemed or repaid at or prior to maturity is expected to include $400.0 million of our outstanding 2.30% Senior Notes due December 1, 2024, $1.0 billion of our outstanding 3.60% Senior Notes due February 1, 2025. In addition, we intend to use a portion of the net proceeds from this offering to repay $350 million of borrowings under our revolving credit facility which were used, together with cash on hand, to repay in full our 3.25% senior notes on their stated maturity date of September 1, 2024. As of June 30, 2024, the effective interest rate on the revolving credit facility was 6.44%. The revolving credit facility matures on April 30, 2026. Certain affiliates of the underwriters are lenders under our revolving credit facility and will receive a pro rata portion of any net proceeds that are used to repay amounts outstanding under our revolving credit facility, and certain of the underwriters or their respective affiliates may be holders of our 2.30% Senior Notes due December 1, 2024 and 3.60% Senior Notes due February 1, 2025. See “Underwriting—Other Relationships.”

CAPITALIZATION

The following table sets forth our cash and cash equivalents and total capitalization as of June 30, 2024 on an actual basis and “As Adjusted” to give effect to the sale of the Notes and the application of the proceeds therefrom, as well as the repayment in full of LCAH’s 3.25% senior notes due 2024 on September 1, 2024, with cash on hand. See “Use of Proceeds.”

This table should be read in conjunction with our consolidated financial statements and the related notes as filed in our 2023 Annual Report and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024.

	As of June 30, 2024
	Actual	As Adjusted(1)
	(in millions)
Cash and cash equivalents	$265.1	$

Current Debt: (2)
Revolving line of credit(3)	$20.0	$
2.30% senior notes due 2024	400.0
3.25% senior notes due 2024(4)	600.0		—
3.60% senior notes due 2025	1000.0
Debt issuance costs	(1.0)
Current portion of note payable	0.5

Total short-term borrowings and current portion of long-term debt	2,019.5

Long-Term Debt:(2)
1.55% senior notes due 2026	500.0
3.60% senior notes due 2027	600.0
2.95% senior notes due 2029	650.0
2.70% senior notes due 2031	420.3
4.70% senior notes due 2045	900.0
Debt issuance costs	(23.4)
Note payable	0.4

Total long-term debt	$3,047.3	$

Total debt	$5,066.8	$
Total shareholders’ equity	$8,005.8	$
Total capitalization	$13,072.6	$

(1)	As adjusted to reflect the offering of the Notes and the application of the proceeds therefrom as described under “Use of Proceeds.”
(2)	All indebtedness presented is indebtedness of LCAH.
(3)

On January 13, 2023, LCAH amended and restated its revolving credit facility. The facility consists of a five-year revolving facility in the principal amount of up to $1,000.0, with the option of increasing the facility by up to an additional $500.0. There was $20.0 outstanding on LCAH’s current revolving credit facility and $90.7 in outstanding letters of credit on LCAH’s subfacility as of June 30, 2024. As of September 3, 2024, there was $450.0 outstanding under our revolving credit facility, $350.0 of which was used, together with cash on hand, to repay in full our 3.25% senior notes on their stated maturity date of September 1, 2024. As of September 3, 2024, we had $550.0 of availability under the revolving credit facility. As of June 30, 2024, the effective interest rate on the revolving credit facility was 6.44%. The credit facility matures on April 30, 2026.

(4)	The 3.25% senior notes due 2024 were repaid in full on their stated maturity date of September 1, 2024, using cash on hand including amounts borrowed under our revolving credit facility.

DESCRIPTION OF THE NOTES

The Notes offered by this prospectus supplement consist of three separate series. The Notes offered by this prospectus supplement will be issued under an indenture dated as of     , 2024 (the “Base Indenture”) between Laboratory Corporation of America Holdings, as issuer, and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as supplemented by three supplemental indentures, one for each series, each dated      , 2024 (each a “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), among Laboratory Corporation of America Holdings, as issuer, Labcorp Holdings Inc., as guarantor, and the Trustee. The following description of the particular terms of the Notes and the guarantee supplements the description of the general terms and provisions of debt securities set forth in the accompanying prospectus. Any references to the “Notes” contained in this prospectus supplement refer collectively to the 20     Notes, the 20     Notes and the 20  Notes unless the context indicates otherwise. For purposes of this Description of the Notes, references to “we,” “our,” “us” and “LCAH” refer only to Laboratory Corporation of America Holdings and not to its subsidiaries or to Labcorp Holdings Inc.

General

The Notes:

•	will be senior debt securities that are our unsecured obligations and will rank equally with each other and all of our other senior unsecured indebtedness from time to time outstanding;

•	will initially be limited to $ , $ and $ in principal amount for the 20 Notes, the 20 Notes and the 20 Notes, respectively;

•	will mature on , 20 for the 20 Notes, , 20 for the 20 Notes and , 20 for the 20 Notes;

•

will bear interest from   , 2024 at the rate of   % per year for the 20    Notes, at the rate of  % per year for the 20    Notes and at the rate of % per year for the 20   Notes, each payable semi-annually on     and     of each year, commencing on   , 2025 to the persons in whose names the Notes are registered at the close of business on the preceding   and   ;

•	will be issued in book-entry form only; and

•	will be fully and unconditionally guaranteed by Labcorp Holdings Inc.. See “ —Guarantee” below.

The 20    Notes, the 20    Notes and the 20     Notes will each constitute a separate series under the Indenture.

If any interest payment date, maturity date, or redemption date falls on a day that is not a Business Day, the interest or principal shall be postponed to the next succeeding Business Day as if made on the date such payment was due, and no interest on such payment shall accrue for the period from and after such interest payment date to such next succeeding Business Day.

Guarantee

Labcorp Holdings Inc. will guarantee our obligations under the Notes on a full and unconditional basis, including the due and punctual payment of principal of, and premium, if any, and interest, if any, on, the Notes, whether at stated maturity, upon acceleration, upon redemption or otherwise. Under the terms of Labcorp Holdings Inc.’s guarantee, holders of the Notes will not be required to exercise their remedies against LCAH before they proceed directly against Labcorp Holdings Inc. Obligations under the guarantee of the Notes will be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of Labcorp Holdings Inc., result in the guarantee constituting a fraudulent transfer or conveyance. See “Risk Factors—Federal and state laws allow courts, under specific circumstances, to void guarantees and require holders of guaranteed debt to return payments received from guarantors.”

The guarantee of the Notes will be a senior unsecured obligation of Labcorp Holdings Inc. and will rank equally in right of payment with all senior unsecured indebtedness and senior unsecured guarantees of Labcorp Holdings Inc. from time to time outstanding. In addition, Labcorp Holdings Inc.’s guarantee of the Notes will be effectively subordinated in right of payment to Labcorp Holdings Inc.’s secured indebtedness and secured guarantees (to the extent of the value of the collateral securing such indebtedness) from time to time outstanding. Labcorp Holdings Inc.’s guarantee of the Notes will be structurally subordinated in right of payment to all existing and future indebtedness and other liabilities of Labcorp Holdings Inc.’s subsidiaries (other than LCAH) and of its joint ventures to the extent of the assets of those subsidiaries or of those joint ventures, which means that creditors of Labcorp Holdings Inc.’s subsidiaries (other than LCAH) or of its joint ventures will be paid from their assets before Labcorp Holdings Inc., and therefore holders of the Notes by virtue of the guarantee, would not have any claims to those assets. In the event of a bankruptcy, liquidation or dissolution of a subsidiary or joint venture of Labcorp Holdings Inc. (other than LCAH), that subsidiary or joint venture may not have sufficient assets remaining to make payments to Labcorp Holdings Inc. as a stockholder or other equity holder or otherwise after payment of its liabilities.

Labcorp Holdings Inc. will not be subject to any covenants under the guarantee or the Indenture prohibiting or otherwise limiting the incurrence of indebtedness.

Labcorp Holdings Inc. does not currently have any direct indebtedness but guarantees certain other LCAH indebtedness. Labcorp Holdings Inc. does not hold directly any material assets other than its direct ownership interests in LCAH.

Accordingly, if LCAH fails to make a payment on the Notes when due, there can be no assurance that Labcorp Holdings Inc. would have funds to pay that amount pursuant to its guarantee. See “Risk Factors—The Company has no material assets other than its direct ownership of the equity interests of LCAH.”

Optional Redemption

Prior to (i) with respect to the 20 Notes,    ,    (    months prior to the maturity date of the 20    Notes), (ii) with respect to the 20 Notes,    ,    (    months prior to the maturity date of the 20 Notes) and (iii) with respect to the 20 Notes,    ,    (     months prior to the maturity date of the 20    Notes) (each such date, a “Par Call Date”), we may redeem the applicable series of Notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus    basis points, in the case of the 20    Notes,    basis points, in the case of the 20     Notes and    basis points, in the case of the 20    Notes less (b) interest accrued to the date of redemption, and

(2)	100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the applicable Par Call Date for the 20 Notes, the 20 Notes, and the 20 Notes, we may redeem the applicable series of Notes, in whole or in part, at any time and from time to time, at our option at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

For purposes of the Notes:

“Treasury Rate” means, with respect to any redemption date, the yield determined by LCAH in accordance with the following two paragraphs.

The Treasury Rate shall be determined by LCAH after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, LCAH shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, LCAH shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, LCAH shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, LCAH shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed.

In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by The Depository Trust Company (“DTC”) (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.

Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

Notice of any redemption of the Notes may, at our discretion, be given subject to one or more conditions precedent. If such redemption is so subject to satisfaction of one or more conditions precedent, such notice (i) shall describe each such condition, (ii) shall state that, in our discretion, the redemption date may be postponed (including more than 60 days after such notice of redemption was delivered) until such time as any or all such conditions have been satisfied (or waived by us) and (iii) may be rescinded in the event that any or all such conditions shall not have been satisfied or otherwise waived by the redemption date. We shall notify holders of any such rescission or postponement as soon as practicable after we determine that we will not be able to satisfy or otherwise waive such conditions precedent. Once notice of redemption is mailed or sent, subject to the satisfaction of any conditions precedent provided in the notice of redemption, the Notes called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to the redemption date.

Covenants Applicable to Each Series of Notes

The covenants summarized below will apply to each series of Notes as long as the Notes in such series are outstanding.

Limitation on Liens

So long as any Notes in a series are outstanding, we will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien upon any Principal Property or shares of stock or Indebtedness of any Restricted Subsidiary to secure any Indebtedness, without effectively providing that the Notes of such series shall (so long as such other Indebtedness shall be so secured) be equally and ratably secured.

The foregoing limitation does not apply to:

(1)

Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on our books or the books of our Restricted Subsidiaries, as the case may be, in conformity with GAAP;

(2)

carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 90 days or that are being contested in good faith by appropriate proceedings;

(3)

pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

(4)

deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(5)

easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of our business or of such Restricted Subsidiary;

(6)	Liens in existence on the first date of the issuance of such series of Notes;

(7)

Liens arising in connection with trade letters of credit issued for our account or the account of a Restricted Subsidiary securing the reimbursement obligations in respect of such letters of credit, provided, that such Liens encumber only the property being acquired through payments made under such letters of credit or the documents of title and shipping and insurance documents relating to such property;

(8)

Liens on intellectual property acquired by us or a Restricted Subsidiary (such as software) securing our obligation or the obligation of such Restricted Subsidiary to make royalty or similar payments to the seller of such intellectual property, provided, that such Liens encumber only the intellectual property to which such payments relate;

(9)

any Lien upon any property or assets created at the time of the acquisition, purchase, lease, improvement or development of property or assets used or held by us or any Restricted Subsidiary or within one year after such time to secure all or a portion of the purchase price or lease for, or the costs of improvement or development of, such property or assets;

(10)

any Lien upon any property or assets existing thereon at the time of the acquisition thereof (provided such Lien was not incurred in anticipation of such acquisition) by us or any Restricted Subsidiary (whether or not the obligations secured thereby are assumed by us or any Restricted Subsidiary);

(11)	any Lien in favor of us or any Restricted Subsidiary;

(12)	Liens in respect of judgments that do not constitute an Event of Default;

(13)

Liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Indebtedness secured by Liens referred to in the foregoing clauses (6) through (12) or Liens created in connection with any amendment, consent or waiver relating to such Indebtedness, so long as such Lien does not extend to any other property and the Indebtedness so secured does not exceed the fair market value (as determined by our Board of Directors) of the assets subject to such Liens at the time of such extension, renewal, refinancing or refunding, or such amendment, consent or waiver, as the case may be; or

(14)

any Lien securing any Indebtedness in an amount which, together with, without duplication, (x) all other Indebtedness secured by a Lien that is not otherwise permitted by the foregoing provisions, (y) the Attributable Debt of any Sale and Leaseback Transaction that is not otherwise permitted under clauses (1) through (4) under “—Limitation on Sale and Leaseback Transactions,” and (z) any Indebtedness incurred by a Subsidiary of ours pursuant to clause (3) under “—Limitation on Subsidiary Indebtedness and Preferred Stock,” does not at the time of the incurrence of the Indebtedness so secured exceed 10% of our Consolidated Total Assets.

Limitation on Sale and Leaseback Transactions

So long as any Notes in a series are outstanding, we will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Principal Property unless:

(1)	the Sale and Leaseback Transaction involves a lease for a term of not more than five years;

(2)	the Sale and Leaseback Transaction is between us and a Subsidiary Guarantor or between Subsidiary Guarantors;

(3)

we or a Restricted Subsidiary would be entitled to incur Indebtedness secured by a Lien on such property or assets involved in such Sale and Leaseback Transaction without equally and ratably securing the Notes in such series pursuant to the covenant described under “ —Limitation on Liens”;

(4)

the cash proceeds of such Sale and Leaseback Transaction are at least equal to the fair market value thereof or the debt attributable thereto and we apply an amount equal to the greater of the net proceeds of such sale or the Attributable Debt with respect to such Sale and Leaseback Transaction within 270 days of such sale to either (or a combination) of (x) the retirement (other than the mandatory retirement, mandatory prepayment or sinking fund payment or by payment at maturity) of our long-term debt or the long-term debt of a Restricted Subsidiary (other than long-term debt that is subordinated to the Notes in such series) or (y) the acquisition, purchase, improvement or development of other comparable property, including the acquisition of other businesses; or

(5)

the Attributable Debt of the Sale and Leaseback Transaction is in an amount which, together with, without duplication, (x) all of our Attributable Debt and that of our Restricted Subsidiaries under this clause (5), (y) all other Indebtedness secured by a Lien that is not otherwise permitted by the provisions of clauses (1) through (13) under “ —Limitation on Liens” above, and (z) any Indebtedness incurred by a Subsidiary of ours pursuant to clause (3) under “ —Limitation on Subsidiary Indebtedness and Preferred Stock,” does not at the time of such transaction exceed 10% of our Consolidated Total Assets.

Limitation on Subsidiary Indebtedness and Preferred Stock

So long as any Notes in a series are outstanding, we will not cause or permit our direct or indirect Subsidiaries to incur, create, issue, assume or permit to exist any Indebtedness or Preferred Stock (other than Permitted Indebtedness) unless the amount of such Indebtedness or Preferred Stock, when taken together with, without duplication, (1) all other Indebtedness (other than Permitted Indebtedness) incurred pursuant to this covenant, (2) all other Indebtedness secured by a Lien that is not otherwise permitted by the provisions of clauses (1) through (13) under “ —Limitation on Liens” above, and (3) the Attributable Debt of any Sale and Leaseback Transaction that is not otherwise permitted by the provisions of clauses (1) through (4) under “ —Limitation on Sale and Leaseback Transactions,” does not at the time of the incurrence exceed the greater of (x) $2,041.7 million and (y) 10% of our Consolidated Total Assets.

For purposes of these covenants and other provisions of the Supplemental Indentures:

“Acquired Indebtedness” means Indebtedness of a Person (1) existing at the time such Person becomes a Subsidiary of LCAH or (2) assumed in connection with the acquisition of assets by such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of LCAH or such acquisition, as the case may be. For purposes of the provisions described above as “ —Limitation on Subsidiary Indebtedness and Preferred Stock,” any Acquired Indebtedness shall not be deemed to have been incurred until 270 days from the date (1) the Person obligated on such Acquired Indebtedness becomes our Subsidiary or (2) the acquisition of assets, in connection with which such Acquired Indebtedness was assumed, is consummated.

“Attributable Debt” means, with respect to a Sale and Leaseback Transaction, an amount equal to the lesser of: (1) the fair market value of the property (as determined in good faith by our Board of Directors); and (2) the present value of the total net amount of rent payments to be made under the lease during its remaining term, discounted at the rate of interest set forth or implicit in the terms of the lease, compounded semi-annually.

“Business Day” means a day other than a Legal Holiday.

“Capitalized Lease” means any obligation of a Person to pay rent or other amounts incurred with respect to real property or equipment acquired or leased by such Person and used in its business that is required to be recorded as a capital lease in accordance with GAAP; provided that, for purposes of this definition only, “GAAP” shall mean GAAP as in effect as of November 25, 2019, and not as in effect from time to time.

“Consolidated Total Assets” means, with respect to any Person as of any date, the amount of total assets as shown on the consolidated balance sheet of such Person for the most recent fiscal quarter for which financial statements have been filed with the SEC, prepared in accordance with GAAP, and calculated on a Pro Forma Basis.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlled” and “Controlling” shall have meanings correlative thereto.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements or pronouncements of the Financial Accounting Standards Board or such other entity as are approved by a significant segment of the accounting profession.

“Governmental Obligations” means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person Controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America that, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such Governmental Obligation or a specific payment of principal of or interest on any such Governmental Obligation held by such custodian for the account of the holder of such depositary receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Governmental Obligation or the specific payment of principal of or interest on the Governmental Obligation evidenced by such depositary receipt.

“Indebtedness” of any Person means, without duplication (1) any obligation of such Person for money borrowed, (2) any obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, (3) any reimbursement obligation of such Person in respect of letters of credit or other similar instruments which support financial obligations which would otherwise become Indebtedness, and (4) any obligation of such Person under Capitalized Leases; provided, however, that “Indebtedness” of such Person shall not include any obligation of such Person to any Subsidiary of such Person or to any Person with respect to which such Person is a Subsidiary.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Lien” means any mortgage, pledge, hypothecation, encumbrance, lien or other security interest.

“Permitted Acquired Indebtedness” means any Acquired Indebtedness that remains outstanding following the expiration of a good faith offer by us or a Subsidiary of ours obligated under such Acquired Indebtedness to acquire such Acquired Indebtedness, including, without limitation, an offer to exchange such Acquired Indebtedness for debt securities for us, on terms, which in the opinion of an independent investment banking firm of national reputation and standing, are consistent with market practices in existence at the time for offers of a similar nature; provided that the initial expiration date of any such offer shall be not later than the expiration of the 270-day period referred to in the definition of “Acquired Indebtedness”; provided further, that the amount of Acquired Indebtedness that shall constitute “Permitted Acquired Indebtedness” shall only be equal to the amount of Acquired Indebtedness that we or such Subsidiary of ours has made an offer to acquire in accordance with the foregoing; and provided further, that the foregoing offer requirement shall not apply to Acquired Indebtedness in the form of Capitalized Leases.

“Permitted Indebtedness” means (a) Indebtedness outstanding on the first date of the issuance of a series of Notes; (b) intercompany Indebtedness or Preferred Stock to the extent owing to or held by us or a Subsidiary of ours; (c) any Permitted Acquired Indebtedness; (d) Indebtedness under performance bonds or with respect to workers’ compensation claims, in each case incurred in the ordinary course of business; and (e) Indebtedness of any Subsidiary Guarantor; provided that if such Subsidiary shall cease to be a Subsidiary Guarantor, such Indebtedness will be treated as incurred at that time and will no longer constitute Permitted Indebtedness pursuant to this clause(e).

“Person” means any individual, corporation, limited liability company, partnership, joint-venture, joint stock company, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Stock” means, with respect to any Person, any and all shares of preferred stock (however designated) issued by such Person, that is entitled to preference or priority over one or more series or classes of capital stock issued by such Person upon any distribution of such Person’s property and assets, whether by dividend or on liquidation, whether now outstanding, or issued after the date hereof.

“Principal Property” means any real property and any related buildings, fixtures or other improvements located in the United States owned by us or our Subsidiaries (1) that is an operating property included in the list of principal properties in Item 2 (or any successor Item thereto) of Labcorp Holdings Inc.’s annual report on Form 10-K filed with the SEC for the most recently ended fiscal year, or is an operating property acquired subsequent to such filing that would have been included in such Item 2 if it had been owned prior to the date of such filing or (2) the net book value of which as of the end of the last fiscal quarter ending immediately prior to the date of determination exceeds 1% of our Consolidated Total Assets as of the same date.

“Pro Forma Basis” means, in connection with any calculation of compliance with covenants determined by reference to Consolidated Total Assets, the calculation thereof after giving effect on a pro forma basis to (a) any assumption, incurrence, repayment or other disposition of Indebtedness, (b) any acquisitions or dispositions that have been made by LCAH or any of its Subsidiaries or any Person or any of its Subsidiaries acquired by LCAH or any of its Subsidiaries and (c) any other event that materially impacts the calculation of Consolidated Total Assets, in each case, occurring subsequent to the date of the consolidated balance sheet used to calculate compliance and on or prior to the calculation date.

“Restricted Subsidiary” means any of our Subsidiaries that owns a Principal Property.

“Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing by us or any Restricted Subsidiary of real or personal property that is to be sold or transferred by us or such Restricted Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of ours or such Restricted Subsidiary.

“Subsidiary” means, with respect to any Person, (i) any corporation at least a majority of whose outstanding Voting Stock shall at the time be owned, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, (ii) any general partnership, limited liability company, joint venture or similar entity, at least a majority of whose outstanding partnership or similar interests shall at the time be owned by such Person, or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries and (iii) any limited partnership of which such Person or any of its Subsidiaries is a general partner.

“Subsidiary Guarantor” means any of our Subsidiaries if and so long as such Subsidiary provides a guarantee of such series of Notes.

“Voting Stock”, as applied to stock of any Person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

Offer to Repurchase upon a Change of Control Repurchase Event

If a Change of Control Repurchase Event occurs, unless we have exercised our right to redeem a series of Notes as described above, we will make an offer to each holder of Notes of that series to repurchase all or any part (in minimum denominations of $2,000 and integral multiples of $1,000 principal amount) of that holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of that series of Notes repurchased, plus any accrued and unpaid interest on the Notes repurchased to the date of purchase.

Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control, but after the public announcement of the Change of Control, we will mail a notice to holders of each series of Notes describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offer to repurchase the Notes of such series on the payment date specified in the notice, which date will be no earlier than 10 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of Notes of a series as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes of such series, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the Notes of such series by virtue of such conflict.

On the Change of Control Repurchase Event payment date for Notes of a series, we will, to the extent lawful:

(1)	accept for payment all Notes of such series or portions of Notes of such series properly tendered pursuant to our offer;

(2)	deposit with the paying agent an amount equal to the aggregate purchase price in respect of all Notes of such series or portions of the Notes of such series properly tendered; and

(3)

deliver or cause to be delivered to the Trustee the Notes of such series properly accepted, together with an officers’ certificate stating the aggregate principal amount of Notes of such series being purchased by us.

The paying agent will promptly mail to each holder of Notes of a series of Notes properly tendered the purchase price for the Notes of such series, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any Notes of such series surrendered; provided that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

We will not be required to make an offer to repurchase the Notes of a series upon a Change of Control Repurchase Event if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us, and such third party purchases all Notes of such series properly tendered and not withdrawn under its offer.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all,” of our properties or assets and those of our Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes of a series of Notes to require us to repurchase our Notes of such series as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and the assets of our Subsidiaries taken as a whole to another person or group may be uncertain.

For purposes of each series of Notes:

“Below Investment Grade Rating Event” means the Notes of a series are rated below Investment Grade by both Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control, which period shall be extended so long as the rating of such series of Notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

“Change of Control” means the occurrence of any of the following:

(1)

the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our properties or assets and those of our Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than us or a Subsidiary Guarantor that is one of our wholly owned Subsidiaries;

(2)	the adoption of a plan relating to our liquidation or dissolution;

(3)

the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than us or a Subsidiary Guarantor that is one of our wholly owned Subsidiaries, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our Voting Stock, measured by voting power rather than number of shares; or

(4)	the first day on which a majority of the members of the Board of Directors are not Continuing Directors.

Notwithstanding the foregoing, a transaction effected to create a holding company for us will not be deemed to involve a Change of Control if (1) pursuant to such transaction we become a wholly owned Subsidiary of such holding company and (2) the holders of the Voting Stock of such holding company immediately following such transaction are the same as the holders of our Voting Stock immediately prior to such transaction.

“Change of Control Repurchase Event” means the occurrence of a Change of Control and a Below Investment Grade Rating Event.

“Continuing Directors” means, as of any date of determination, any member of our Board of Directors who:

(1)	was a member of such Board of Directors on the first date that any of the Notes of a series were issued; or

(2)

was nominated for election or elected to our Board of Directors with the approval of a majority of the Continuing Directors who were members of our Board of Directors at the time of such nomination or election (either by a specific vote or by approval of our proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) (or, in each case, if such Rating Agency ceases to rate Notes of a series for reasons outside of our control, the equivalent investment grade credit rating from any Rating Agency selected by us as a replacement Rating Agency).

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Rating Agency” means:

(1)	each of Moody’s and S&P; and

(2)

if either of Moody’s or S&P ceases to rate Notes of a series or fails to make a rating of Notes of a series publicly available for reasons outside of our Control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by us as a replacement agency for Moody’s or S&P, or both, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Voting Stock” as applied to stock of any person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

Events of Default

Each of the following will constitute an Event of Default under each Indenture with respect to each series of Notes:

(1)	failure to pay interest on the Notes when due, which failure continues for 30 days;

(2)	failure to pay principal of the Notes when due;

(3)	failure to comply with the “ —Limitation on Mergers and Consolidations” section in the Prospectus;

(4)	failure to comply with any other covenant of ours set forth in the Indenture for the Notes, which failure continues for 90 days after notice as provided in the Indenture;

(5)	certain events of bankruptcy, insolvency or reorganization with respect to us (the “Bankruptcy Provision”);

(6)

any default or event of default under any Indebtedness of ours or any of our Subsidiaries (other than any Indebtedness of ours or any Subsidiary to the seller of a business or asset incurred in connection with the purchase thereof), which default or event of default results in at least $200 million of aggregate principal amount of such Indebtedness being declared due and payable prior to maturity; and

(7)

failure by us or any of our Subsidiaries to pay at maturity or otherwise when due (after giving effect to any applicable grace period) at least $200 million aggregate principal amount of Indebtedness at any one time.

After the occurrence of a default or an Event of Default, the Trustee is required to transmit notice thereof to the holders of the Notes within 60 days after the Trustee has received written notice or promptly upon the Trustee attaining actual knowledge thereof, whichever is earlier. Except in the case of a default in the payment of the principal of or interest on the Notes, the Trustee may withhold such notice if and so long as the Trustee, in good faith, determines that the withholding of such notice is in the interests of the holders of the Notes. If an Event of Default (other than the Bankruptcy Provision) occurs and is continuing with respect to a series of Notes, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes of that series may declare the principal of and accrued but unpaid interest on all the Notes of such series immediately due and payable. If a bankruptcy event occurs, the principal of and accrued and unpaid interest on all the Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any holders of such Notes. However, if prior to the entry of any judgment or decree for the accelerated amount, we shall pay or deposit with the Trustee all principal and interest in arrears, the holders of not less than a majority in aggregate principal amount of the outstanding Notes of a series shall have the right to waive all defaults and the consequences of having all principal payments due. This waiver will not, however, be operative as against nor impair any rights arising as a result of any subsequent Event of Default. The Trustee will not be charged with knowledge of any Event of Default other than our failure to make principal and interest payments unless actual written notice thereof is received by the Trustee.

The Indenture contains provisions regarding limitations on the right to institute legal proceedings. No holder of Notes of a series shall have the right to institute an action or proceeding for rights arising under the Indenture unless:

(1)	such holder has given written notice of default to the Trustee;

(2)

the holders of not less than 25% of the aggregate principal amount of the outstanding Notes of that series shall have made a written request to the Trustee to institute an action and offered the Trustee such indemnification satisfactory to it;

(3)	the Trustee shall have not commenced such action within 60 days of receipt of such notice and indemnification offer; and

(4)

no direction inconsistent with such request has been given to the Trustee by the holders of a majority of the aggregate principal amount of the outstanding Notes of that series during such 60-day period.

Notwithstanding the foregoing, subject to applicable law, nothing shall prevent the holders of Notes of a series from enforcing payment of the principal of or interest on their Notes.

The holders of a majority in aggregate principal amount of the outstanding Notes of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of that series. The Trustee, however, may refuse to follow such direction if the Trustee determines that the action so directed may not lawfully be taken, or that the action so directed would be unduly prejudicial to the holders of the Notes of a series not taking part in such action or that such action would involve the Trustee in personal liability.

The Indenture provides that, in case an Event of Default shall occur (which shall not have been cured or waived), the Trustee will be required to use the degree of care a prudent person would use in the conduct of their own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of the Notes of a series unless they shall have offered the Trustee security or indemnity satisfactory to it.

We will be required to furnish to the Trustee annually a statement as to the fulfillment by us of all our obligations under the Indenture. In addition, we are required to notify the Trustee of the occurrence of certain events of default in accordance with the Indenture.

Satisfaction and Discharge

When (1) all outstanding Notes of any series have been delivered to the Trustee for cancellation or (2) all outstanding Notes of such series not previously delivered to the Trustee for cancellation have become due and payable or will become due and payable within one year, or are to be called for redemption within one year, and, in the case of clause (2), we irrevocably deposit with the Trustee funds sufficient to pay at maturity or upon redemption all such outstanding Notes, including interest thereon to maturity or such redemption date, and if in either case we pay all other sums payable under the Indenture by us and satisfy certain other conditions, then the Indenture shall, subject to certain exceptions, cease to be of further effect with respect to such series of Notes.

Book-Entry, Delivery and Form

We will issue each series of Notes in the form of one or more permanent global notes in definitive, fully registered, book-entry form. The global notes will be deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC.

DTC has advised us as follows:

•

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act;

•

DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates;

•	direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations;

•

access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly; and

•	the rules applicable to DTC and its participants are on file with the SEC.

We expect that under procedures established by DTC:

•

upon deposit of the global notes with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global notes; and

•

ownership of the Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in Notes of a series represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in Notes of a series represented by a global note to pledge or transfer those interests to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of Notes of a series represented by the global note for all purposes under the Indenture and under such series of Notes. Except as provided below, owners of beneficial interests in a global note will not be entitled to have Notes of a series represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered the owners or holders thereof under the Indenture or under Notes of a series for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of Notes of a series under the Indenture or the global note.

Neither we nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes of a series by DTC or for maintaining, supervising or reviewing any records of those organizations relating to Notes of a series.

Payments on Notes of a series represented by a global note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on Notes of a series represented by a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global notes held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments.

Settlement for each series of Notes will be made by the underwriters in immediately available funds. Each series of Notes will trade in DTC’s Same-Day Funds Settlement System until maturity. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. So long as DTC continues to make its settlement system available to us, it is anticipated that payments of principal of and interest on Notes of a series will be made by us in immediately available funds.

Further Issues

We may, without notice to or consent of the holders of a series of Notes, increase the aggregate principal amount of that series of Notes in the future by issuing additional notes. If the additional notes are not fungible with the existing Notes in the series for U.S. federal income tax purposes, the additional notes will have a separate CUSIP number. Each series of Notes and any additional notes issued under that series will be treated as a single series of debt securities for all purposes under the Indenture, including waivers, amendments and offers to purchase.

Regarding the Trustee

The Trustee is U.S. Bank Trust Company, National Association, which maintains its corporate trust offices at 214 N. Tryon Street, 27th Floor, Charlotte, North Carolina 28202. The Trustee provides certain corporate trust services to us in the ordinary course of business and may provide such services in the future. In addition, the Trustee serves as the Trustee with respect to eleven other series of our notes.

The Indenture and provisions of the Trust Indenture Act contain limitations on the rights of the Trustee, should it become one of our creditors, to obtain payment of claims in certain cases, or to realize on certain property received by it in respect of any such claims as security or otherwise. The Trustee is permitted to engage in other transactions. However, if the Trustee acquires any conflicting interest it must either eliminate such conflict, apply to the SEC for permission to continue or resign.

The Trustee will also initially serve as the security registrar and paying agent under the Base Indenture and the Supplemental Indentures. An affiliate of the Trustee is an underwriter of this offering.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of material U.S. federal income tax considerations of the ownership and disposition of the Notes. This summary is based upon provisions of the Internal Revenue Code of 1986, or the “Code,” applicable regulations, administrative rulings and judicial decisions in effect as of the date of this prospectus supplement, any of which may subsequently be changed, possibly retroactively, or interpreted differently by the Internal Revenue Service, or the “IRS,” so as to result in U.S. federal income tax consequences different from those discussed below. Except where noted, this summary deals only with a Note held as a capital asset by a beneficial owner who purchases the Note on original issuance at the first price, which we refer to as the “issue price,” at which a substantial portion of the Notes are sold for cash to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. This summary does not address all aspects of U.S. federal income taxes and does not deal with all tax consequences that may be relevant to investors in light of their personal circumstances or particular situations, such as:

•

tax consequences to dealers in securities, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies and traders in securities that elect to use a mark-to-market method of tax accounting for their securities;

•	tax consequences to persons holding Notes as a part of an integrated or conversion transaction or a straddle;

•	tax consequences to U.S. holders, as defined below, whose “functional currency” is not the U.S. dollar;

•	tax consequences to entities treated as partnerships for U.S. federal income tax purposes;

•	tax consequences to certain former citizens or residents of the United States;

•	tax consequences to persons required to accelerate the recognition of any item of gross income as a result of such income being recognized on an “applicable financial statement”;

•	alternative minimum tax consequences, if any;

•	any state, local or foreign tax consequences; and

•	estate or gift taxes.

If an entity that is treated as a partnership for U.S. federal income tax purposes holds Notes, the tax treatment of a partner or member generally will depend upon the status of the partner or member and the activities of the entity. If you are a partner or member in such an entity holding the Notes, you should consult your tax advisors.

If you are considering the purchase of Notes, you should consult your tax advisors concerning the U.S. federal income tax consequences to you in light of your own specific situation, as well as consequences arising under the laws of any other taxing jurisdiction.

In this discussion, we use the term “U.S. holder” to refer to a beneficial owner of Notes that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

We use the term “non-U.S. holder” to describe a beneficial owner of Notes that is neither a U.S. holder nor a partnership or other entity that is treated as a partnership for U.S. federal income tax purposes.

Consequences to U.S. Holders

This section applies to you if you are a U.S. holder.

Payment of Interest

Stated interest on a Note generally will be taxable to you as ordinary income at the time it is received or accrued, in accordance with your usual method of accounting for U.S. federal income tax purposes. It is expected, and this discussion assumes, that the Notes will be issued without original issue discount for United States federal income tax purposes.

Effect of Early Redemption Provisions

You may require us to redeem your Notes in the event of a Change of Control Repurchase Event at a redemption price equal to 101% of the aggregate principal amount of your Notes, plus accrued and unpaid interest, as discussed under “Description of the Notes—Offer to Repurchase upon a Change of Control Repurchase Event.” Our obligation to make such payments may implicate the U.S. Treasury regulations relating to “contingent payment debt instruments.” However, those regulations provide that if, based on all the facts and circumstances as of the date on which the Notes are issued, there is a remote likelihood that a contingent redemption will occur, it is assumed that such redemption will not occur. We believe and intend to take the position that, as of the issue date of the Notes, the likelihood that such a contingent redemption will occur is for this purpose remote. Our determination that these contingencies are remote is binding on you unless you disclose a contrary position in the manner required by the applicable Treasury regulations. Our determination is not, however, binding on the IRS, and if the IRS were to challenge this determination, you might be required to accrue income on the Notes that you own in excess of stated interest, and to treat as ordinary income rather than capital gain any income realized on the taxable disposition of such Notes before the resolution of the contingencies. In the event that such a contingency were to occur, the occurrence of such contingency would affect the amount and timing of the income that you recognize. You are urged to consult your tax advisors regarding the potential application to the Notes of the contingent payment debt instrument rules and the consequences of such application. The remainder of this discussion assumes that the Notes will not be treated as contingent payment debt instruments.

Sale, Redemption or Other Taxable Disposition of Notes

You generally will recognize gain or loss upon the sale, redemption or other taxable disposition of a Note equal to the difference between the amount realized (less accrued interest, which will be taxable as described above under “ —Payment of Interest”) upon the sale, redemption or other taxable disposition and your adjusted tax basis in the Note. Your adjusted tax basis in a Note generally will be equal to the amount that you paid for the Note. Any gain or loss recognized on a taxable disposition of the Note will be capital gain or loss. If, at the time of the sale, redemption or other taxable disposition of the Note, you are treated as holding the Note for more than one year, this capital gain or loss will be long-term capital gain or loss. Otherwise, this capital gain or loss will be short-term capital gain or loss. If you are a non-corporate U.S. holder (such as an individual), long-term capital gains generally will be subject to U.S. federal income taxation at preferential rates. The ability to deduct capital losses is limited.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to interest on the Notes and the proceeds of a sale of a Note paid to you unless you are an exempt recipient (such as a corporation). Backup withholding will apply to those payments if you fail to provide your correct taxpayer identification number, or certification of exempt status, or if you are notified by the IRS that you have failed to report in full payments of interest and dividend income. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability if the required information is furnished in a timely manner to the IRS.

Medicare Tax on Unearned Income

In certain circumstances, certain investors that are individuals, estates or trusts must pay an additional 3.8% tax on, among other things, interest on and gains from the sale or other disposition of Notes. If you are an individual, estate or trust you should consult your tax advisors regarding the effect of this legislation on your ownership and disposition of the Notes.

Consequences to Non-U.S. Holders

This section applies to you if you are a non-U.S. holder.

Payment of Interest

U.S. federal income tax and withholding tax will not apply to any payment of interest to you on a Note provided that:

•	the interest is not effectively connected with your conduct of a trade or business in the United States;

•	you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote within the meaning of section 871(h)(3) of the Code;

•	you are not a controlled foreign corporation that is related to us (actually or constructively) through stock ownership; and

•

you provide your name and address, and certify, under penalties of perjury, that you are not a U.S. person on an IRS Form W-8BEN, W-8BEN-E or other applicable form, or you hold the Notes through certain foreign intermediaries or certain foreign partnerships, and you and the foreign intermediary or foreign partnership satisfy the certification requirements of applicable U.S. Treasury regulations.

If you cannot satisfy the requirements described above, payments of interest will be subject to a 30% U.S. federal withholding tax, unless you provide a properly executed (1) IRS Form W-8BEN or W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) IRS Form W-8ECI (or other applicable form) stating that interest paid on the Notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States. If you are engaged in a trade or business in the United States and interest on the Notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a permanent establishment in the United States), then, although you will be exempt from the 30% withholding tax (provided the requirement to deliver an IRS Form W-8ECI, as discussed above, is satisfied), you will be subject to U.S. federal income tax on that interest on a net-income basis in the same manner as if you were a U.S. holder. In addition, if you are a foreign corporation, you also may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with your conduct of a trade or business in the United States.

Sale, Redemption or Other Taxable Disposition of Notes

Gain realized by you on a sale, redemption or another taxable disposition of a Note will not be subject to U.S. federal income tax unless:

(1)

that gain is effectively connected with your conduct of a trade or business in the United States (and if required by an applicable tax treaty, is attributable to a permanent establishment maintained by you in the United States); or

(2)	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met.

If you are described in clause (1) above, you will be subject to tax on the net gain derived from the sale, redemption or other taxable disposition in the same manner as if you were a U.S. holder. In addition, if you are a foreign corporation that falls under clause (1) above, you also may be subject to a branch profits tax equal to 30% (or lesser rate as may be specified under an applicable income tax treaty) of your earnings and profits, subject to adjustments, that are effectively connected with your conduct of a trade or business in the United States. If you are an individual described in clause (2) above, you will be subject to a flat 30% tax on the gain derived from the sale, redemption or other taxable disposition, which may be offset by U.S.-source capital losses, even though you are not considered a resident of the United States.

Information Reporting and Backup Withholding

The applicable withholding agent must report annually to the IRS and to you the amount of interest paid to you and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest and withholding also may be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

In general, you will not be subject to backup withholding with respect to payments of interest, provided the statement described above in the last bullet point under “—Payment of Interest” has been received and the applicable withholding agent does not have actual knowledge or reason to know that you are a U.S. person, as defined under the Code, that is not an exempt recipient. In addition, you will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale of a Note within the United States or conducted through certain U.S.-related financial intermediaries, unless the statement described above has been received and the applicable withholding agent does not have actual knowledge or reason to know that you are a U.S. person, as defined under the Code, that is not an exempt recipient, or you otherwise establish an exemption. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability if the required information is furnished in a timely manner to the IRS.

Foreign Account Tax Compliance Act (FATCA)

A 30% U.S. federal withholding tax may apply to interest payments made on the Notes to (i) a “foreign financial institution” (as specifically defined in the Code), whether such foreign financial institution is the beneficial owner or an intermediary, unless such foreign financial institution agrees to verify, report and disclose its “United States account” holders (as specifically defined in the Code) and meets certain other specified requirements or (ii) a non-financial foreign entity, whether such non-financial foreign entity is the beneficial owner or an intermediary, unless such entity provides a certification that the beneficial owner of the payment does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and certain other specified requirements are met. Under proposed regulations, this withholding tax will not apply to payments of gross proceeds from the sale or other disposition of the Notes. The preamble to these proposed regulations states that taxpayers may rely on them pending their finalization. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. Further, foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. If an interest payment is subject both to withholding under FATCA and to the withholding tax discussed above under“—Payment of Interest,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. Investors should consult their own tax advisors regarding these rules and whether they may be relevant to their ownership and disposition of Notes.

UNDERWRITING

BofA Securities, Inc., U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of Notes set forth opposite its name below.

Underwriters	Principal Amount of 20 Notes	Principal Amount of 20 Notes	Principal Amount of 20 Notes
BofA Securities, Inc.	$	$	$
U.S. Bancorp Investments, Inc.
Wells Fargo Securities, LLC

Total	$	$	$

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Notes sold under the underwriting agreement if any of these Notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the Notes to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of    % of the principal amount of the 20 Notes, not in excess of    % of the principal amount of the 20 Notes and not in excess of    % of the principal amount of the 20 Notes. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

We estimate that our total expenses for this offering, not including the underwriting discounts, will be $   .

New Issue of Notes

The Notes are new issues of securities with no established trading markets. We do not intend to apply for listing of the Notes on any national securities exchange or for inclusion of the Notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the Notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading markets for the Notes or that active public markets for the Notes will develop. If active public trading markets for the Notes do not develop, the market prices and liquidity of the Notes may be adversely affected. If the Notes are traded, they may trade at a discount from their initial offering prices, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Settlement

We expect that delivery of the Notes will be made to investors on or about September  , 2024, which will be the     business day following the date of this prospectus supplement (such settlement being referred to as “T+ ”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes prior to the delivery of the Notes hereunder will be required, by virtue of the fact that the Notes initially settle in T+ , to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their advisors.

No Sales of Similar Securities

We have agreed that we will not, until     , 2024, without first obtaining the prior written consent of BofA Securities, Inc., U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, directly or indirectly, issue, sell, offer to contract or grant any option to sell, pledge, transfer or otherwise dispose of, any debt securities or securities exchangeable for or convertible into debt securities, except for the Notes sold to the underwriters pursuant to the underwriting agreement.

Short Positions

In connection with the offering, the underwriters may purchase and sell the Notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of Notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing the Notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the prices of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market prices of the Notes or preventing or retarding a decline in the market prices of the Notes. As a result, the prices of the Notes may be higher than the prices that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In addition, U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the Trustee.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities)

and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Certain affiliates of the underwriters are lenders under our credit facilities, including our revolving credit facility, and certain of the underwriters or their respective affiliates may be holders of our 2.30% Senior Notes due December 1, 2024 and 3.60% Senior Notes due February 1, 2025. If any of the underwriters, together with their respective affiliates, receives at least 5% of the net proceeds from this offering, not including underwriting compensation, as a result of our intended use of the net proceeds from the sale of the Notes as described in “Use of Proceeds,” such underwriters will be deemed to have a “conflict of interest” within the meaning of Rule 5121 of the Financial Industry Regulation Authority, Inc. (“FINRA Rule 5121”). However, pursuant to FINRA Rule 5121, the appointment of a qualified independent underwriter is not necessary in connection with this offering because the Notes are “investment grade rated” as defined by FINRA Rule 5121.

European Economic Area

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation.

Notice to Prospective Investors in the United Kingdom

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently no key information document required by Regulation (EU) 1286/2014 as it forms part of domestic law by virtue of the EUWA for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Notice to Prospective Investors in Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the Notes. The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”), and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement or the accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The Notes to which this prospectus supplement and the accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Notes offered should conduct their own due diligence on the Notes. If you do not understand the contents of this prospectus supplement or the accompanying prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in Canada

The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

The legal validity of the Notes offered hereby will be passed upon for us by Hogan Lovells US LLP, New York, New York. Certain legal matters relating to the offering of the Notes will be passed upon for the underwriters by Davis Polk  & Wardwell LLP, New York, New York.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2023, have been so incorporated in reliance on the report of Deloitte & Touche LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

Labcorp Holdings Inc.

Common Stock

Preferred Stock

Warrants

Units

Guarantees

Laboratory Corporation of America Holdings

Senior Debt Securities

Subordinated Debt Securities

Labcorp Holdings Inc., a Delaware Corporation, or any selling securityholder may, from time to time, offer and sell, in one or more offerings:

•	shares of common stock;

•	shares of preferred stock;

•	warrants to purchase preferred stock or common stock;

•	units; and

•	guarantees of debt securities issued by Laboratory Corporation of America Holdings.

Laboratory Corporation of America Holdings, a Delaware corporation, may, from time to time, offer and sell, in one or more offerings:

•	senior debt securities; and

•	subordinated debt securities.

Debt securities of Laboratory Corporation of America Holdings may be fully and unconditionally guaranteed by Labcorp Holdings Inc., as described herein or in a prospectus supplement or free writing prospectus. These debt securities, and any such guarantees, may be senior or subordinated.

We may offer any combination of the securities, in separate series or classes and in amounts, at prices and on terms described in one or more supplements to this prospectus. In addition, this prospectus may be used to offer securities for the account of persons other than us.

This prospectus describes some of the general terms that may apply to the securities we, or any selling securityholders, as applicable, may offer and sell and the general manner in which they may be offered. Each time we, or any selling securityholders, as applicable, offer securities pursuant to this prospectus, we, or any selling securityholders, as applicable, will provide one or more supplements to this prospectus or free writing prospectuses that contain specific information about the offering and the terms of any securities being sold, including the prices and terms of any securities to be offered, the net proceeds that we expect to receive from the sale of such securities (if any) and the specific manner in which such securities may be offered. Before investing, you should carefully read this prospectus and the applicable prospectus supplement or free writing prospectus. Prospectus supplements and free writing prospectuses may also add, update, or change information contained in this prospectus.

We, or any selling securityholders, as applicable, may offer and sell these securities to or through agents, underwriters, dealers, or directly to purchasers, on a continuous or delayed basis. The names of any agents, underwriters, or dealers, and the terms of the arrangements with such entities, will be stated in the applicable prospectus supplement or free writing prospectus.

The common stock of Labcorp Holdings Inc. is listed on the New York Stock Exchange under the symbol “LH.”

You should read carefully this prospectus, the documents incorporated by reference in this prospectus, and any prospectus supplement before you invest. Investing in our securities involves risks. See “Risk Factors” beginning on page 9.

We have not authorized anyone to give you any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus by or on our behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer is not permitted. You should assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement or free writing prospectus is accurate only as of their respective dates or on the date or dates which are specified in such documents.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 17, 2024

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 (registration statement) that we filed with the Securities and Exchange Commission (the SEC) utilizing a “shelf” registration process. Using this process, we, or selling securityholders, as applicable, may offer and sell any combinations of the securities described in this prospectus in one or more offerings from time to time.

This prospectus provides you with a general description of the securities we, or any selling securityholders, as applicable, may offer from time to time, in one or more offerings. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. This prospectus may be supplemented from time to time by one or more prospectus supplements or free writing prospectuses. If there is any inconsistency between the information in this prospectus and any prospectus supplement or free writing prospectus, you should rely on the information contained in the prospectus supplement or free writing prospectus. Wherever references are made in this prospectus to information that will be included in a prospectus supplement or free writing prospectus, to the extent permitted by applicable law, rules, or regulations, we may instead include such information or add, update, or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference in this prospectus, or by any other method as may then be permitted under applicable law, rules, or regulations.

For further information, we refer you to the headings “Where to Find Additional Information” and “Incorporation of Certain Information by Reference.”

Unless specifically noted otherwise in this prospectus or unless the context otherwise requires, all references to “we,” “us,” “our” or the “Company” refer to Labcorp Holdings Inc., together with its subsidiaries, including Laboratory Corporation of America Holdings. Additionally, unless specifically noted otherwise in this prospectus or unless the context otherwise requires, (i) all references in this prospectus to “LHI” refer to Labcorp Holdings Inc., together with its consolidated subsidiaries, and where context requires, Laboratory Corporation of America Holdings and (ii) all references to “LCAH” refer to Laboratory Corporation of America Holdings.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain certain forward-looking statements concerning the Company’s operations, performance, and financial condition, as well as its strategic objectives. Any prospectus supplement or applicable free writing prospectus may also contain these type of forward-looking statements. These statements relate to future events and expectations and can typically be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates,” or the negative of those words or other comparable terminology. Such forward-looking statements speak only as of the time they are made and are subject to various risks and uncertainties and the Company claims the protection afforded by the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those currently anticipated due to a number of factors in addition to those discussed elsewhere herein, including in the “Risk Factors” section in this prospectus, and in the Company’s other public filings, press releases, and discussions with Company management, including:

(1)

changes in government and third-party payer regulations, reimbursement, or coverage policies or other future reforms in the U.S. healthcare system (or in the interpretation of current regulations), new insurance or payment systems, including state, regional or private insurance cooperatives (e.g., health insurance exchanges), affecting governmental and third-party coverage or reimbursement for commercial laboratory testing, including the impact of the U.S. Protecting Access to Medicare Act of 2014;

(2)

significant monetary damages, fines, penalties, assessments, refunds, repayments, damage to the Company’s reputation, unanticipated compliance expenditures, and/or exclusion or debarment from or ineligibility to participate in government programs, among other adverse consequences, arising from enforcement of anti-fraud and abuse laws, and other laws applicable to the Company in jurisdictions in which the Company conducts business;

(3)

significant fines, penalties, costs, unanticipated compliance expenditures, and/or damage to the Company’s reputation arising from the failure to comply with applicable privacy and security laws and regulations, including the U.S. Health Insurance Portability and Accountability Act of 1996, the U.S. Health Information Technology for Economic and Clinical Health Act, the European Union’s General Data Protection Regulation and similar laws and regulations in jurisdictions in which the Company conducts business;

(4)

loss or suspension of a license or imposition of fines or penalties under, or future changes in, or interpretations of applicable licensing laws or regulations regarding the operation of clinical laboratories, the development and commercialization of laboratory-developed tests, and the delivery of clinical laboratory test results, including, but not limited to, the U.S. Clinical Laboratory Improvement Act of 1967, the U.S. Clinical Laboratory Improvement Amendments of 1988, the European Union In Vitro Diagnostics Regulation, and similar laws and regulations in jurisdictions in which the Company conducts business;

(5)

penalties or loss of license arising from the failure to comply with applicable occupational and workplace safety laws and regulations, including the U.S. Occupational Safety and Health Administration requirements, the U.S. Needlestick Safety and Prevention Act, and similar laws and regulations in jurisdictions in which the Company conducts business;

(6)

fines, unanticipated compliance expenditures, suspension of manufacturing, enforcement actions, damage to the Company’s reputation, injunctions, or criminal prosecution arising from failure to maintain compliance with current good manufacturing practice regulations and similar requirements of various regulatory agencies in jurisdictions in which the Company conducts business;

(7)

sanctions or other remedies, including fines, unanticipated compliance expenditures, enforcement actions, injunctions or criminal prosecution arising from failure to comply with the Animal Welfare Act or applicable national, state and local laws and regulations in jurisdictions in which the Company conducts business;

(8)

changes in testing guidelines or recommendations by government agencies, medical specialty societies, and other authoritative bodies affecting the development, validation, approval, clearance, commercialization, or utilization of laboratory tests;

(9)

changes in applicable government regulations or policies affecting the approval, availability of, and the selling and marketing of diagnostic tests, including laboratory-developed tests, drug development, or the conduct of drug development and medical device and diagnostic studies and trials, including regulations and policies of the U.S. Food and Drug Administration, the U.S. Department of Agriculture, the Medicine and Healthcare products Regulatory Agency in the United Kingdom, the National Medical Products Administration in China, the Pharmaceutical and Medical Devices Agency in Japan, the European Medicines Agency in the European Union, and similar regulations and policies of agencies in other jurisdictions in which the Company conducts business;

(10)

changes in government regulations or reimbursement pertaining to the pharmaceutical, biotechnology and medical device and diagnostic industries, changes in reimbursement of pharmaceutical products, or reduced spending on research and development by pharmaceutical, biotechnology and medical device, and diagnostic customers;

(11)	liabilities that result from the failure to comply with corporate governance requirements;

(12)	increased competition, including price competition, potential reduction in rates in response to price transparency initiatives and consumerism, competitive bidding and/or changes or reductions to fee schedules, and competition from companies that do not comply with existing applicable laws or regulations or otherwise disregard compliance standards in the industry;

(13)

changes in payer mix or payment structure or process, including insurance carrier participation in health insurance exchanges, an increase in capitated reimbursement mechanisms, the impact of clearinghouses on the claims reimbursement process, the impact of a shift to consumer-driven health plans or plans carrying an increased level of member cost-sharing, and adverse changes in payer reimbursement or payer coverage policies (implemented directly or through a third-party utilization management organization) related to specific diagnostic tests, categories of testing or testing methodologies;

(14)

failure to retain or attract business from managed care organizations as a result of changes in business models, including risk based or network approaches, out-sourced laboratory network management or utilization management companies, or other changes in strategy or business models by managed care organizations;

(15)

failure to obtain and retain new customers, an unfavorable change in the mix of testing services ordered, or a reduction in tests ordered, specimens submitted, or services requested by existing customers, and delays in payments from customers;

(16)	consolidation and convergence of customers, competitors, and suppliers, potentially causing material shifts in insourcing, utilization, pricing, reimbursement, and supply chain access;

(17)	failure to invest in or effectively develop and deploy new systems, system modifications or enhancements required in response to evolving market, business, and customer trends and needs;

(18)	customers choosing to insource services that are or could be purchased from the Company;

(19)

failure to identify, successfully close, and effectively integrate and/or manage acquisitions of new businesses or failure to maintain key customers and/or employees as a result of uncertainty surrounding the integration of acquisitions;

(20)

inability to achieve the expected benefits and synergies of newly-acquired businesses, including due to items not discovered in the due diligence process, and the impact on the Company’s cash position, levels of indebtedness, and stock price;

(21)	termination, loss, delay, reduction in scope, or increased costs of contracts, including large contracts and multiple contracts;

(22)	liability arising from errors or omissions in the performance of testing and other services or other contractual arrangements;

(23)

changes or disruption in the provision or transportation of services or supplies provided by third parties, or their termination for failure to follow the Company’s performance standards and requirements;

(24)	damage or disruption to the Company’s facilities;

(25)	damage to the Company’s reputation, loss of business or other harm from acts of animal rights activists or potential harm and/or liability arising from animal research activities;

(26)	adverse results in litigation matters;

(27)

inability to attract, retain, and develop experienced and qualified personnel or the loss of significant personnel as a result of illness, increased competition for talent, wage growth, or other market factors beyond the Company’s control;

(28)

failure to develop or acquire licenses for new or improved technologies, such as point-of-care testing, mobile health technologies, and digital pathology, or potential use of new technologies by customers and/or consumers to perform their own tests;

(29)	substantial costs arising from the inability to commercialize newly licensed tests or technologies or to obtain appropriate coverage or reimbursement for such tests;

(30)	failure to obtain, maintain, and enforce intellectual property rights for protection of the Company’s products and services and defend against challenges to those rights;

(31)

scope, validity, and enforceability of patents and other proprietary rights held by third parties that may impact the Company’s ability to develop, perform, or market the Company’s products or services or operate its business;

(32)

business interruption, receivables impairment, delays in cash collection impacting days sales outstanding, supply chain disruptions or inventory obsolescence, increases in material cost or other operating costs, or other impacts on the business due to natural disasters, including adverse weather, fires and earthquakes; geopolitical crises, including terrorism and war; public health crises and disease epidemics and pandemics, including but not limited to the continued impact of COVID-19; and other events beyond the Company’s control;

(33)	discontinuation or recalls of existing testing products;

(34)

a failure in the Company’s information technology systems, including with respect to testing turnaround time and billing processes, the failure of the Company or its third-party suppliers and vendors to maintain the security of business information or systems or to protect against cybersecurity incidents such as denial of service attacks, malware, ransomware, and computer viruses, delays or failures in the development and implementation of the Company’s automation platforms, or adverse effects from the use of or regulation of artificial intelligence and machine learning tools, any of which could result in a negative effect on the Company’s performance of services, a loss of business or increased costs, damages to the Company’s reputation, significant litigation exposure, an inability to meet required financial reporting deadlines, or the failure to meet future regulatory or customer information technology, data security, and connectivity requirements;

(35)

business interruption, increased costs, and other adverse effects on the Company’s operations due to the unionization of employees, union strikes, work stoppages, general labor unrest or failure to comply with labor or employment laws;

(36)

failure to maintain the Company’s days sales outstanding levels, cash collections (in light of increasing levels of patient responsibility), profitability and/or reimbursement arising from unfavorable changes in third-party payer policies, payment delays introduced by third-party utilization management organizations and increasing levels of patient payment responsibility;

(37)

impact on the Company’s revenues, cash collections, and the availability of credit for general liquidity or other financing needs arising from a significant deterioration in the economy or financial markets or in the Company’s credit ratings by Standard & Poor’s and/or Moody’s;

(38)	failure to maintain the expected capital structure for the Company, including failure to maintain the Company’s investment grade rating or leverage ratio covenants under its revolving credit facility;

(39)	changes in reimbursement by foreign governments and foreign currency fluctuations;

(40)	inability to obtain certain billing information from physicians, resulting in increased costs and complexity, a temporary disruption in receipts, and ongoing reductions in reimbursements and revenues;

(41)

expenses and risks associated with international operations, including, but not limited to, compliance with the U.S. Foreign Corrupt Practices Act, the United Kingdom Bribery Act, other applicable anti-corruption laws and regulations, trade sanction laws and regulations, and economic, political, legal and other operational risks associated with foreign jurisdictions;

(42)	failure to achieve expected efficiencies, benefits, and savings in connection with the Company’s business process improvement initiatives;

(43)	changes in tax laws and regulations or changes in their interpretation;

(44)	changing global economic conditions and government and regulatory changes;

(45)

risks associated with the impacts and expected benefits and costs of the recently completed spin-off of Fortrea Holdings Inc., including, but not limited to, factors that could adversely affect the Company’s ability to realize the expected benefits of the spin-off, the failure of the spin-off to qualify as a tax-free transaction for U.S. federal income tax purposes, and potential exposure to unexpected claims, liabilities, or costs under the Company’s agreements with Fortrea Holdings Inc. and/or otherwise in connection with the spin-off; and

(46)

risks and uncertainties as to the completion, timing, and expected benefits of the Reorganization (as defined below), including, but not limited to the effect of the announcement of the Reorganization on the company’s business generally and market reaction to the announcement.

Except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Given these uncertainties, you should not put undue reliance on any forward-looking statements.

WHERE TO FIND ADDITIONAL INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the SEC under the Securities and Exchange Act of 1934, as amended (the Exchange Act). The SEC maintains a website that contains periodic reports, proxy and information statements, and other information that issuers, including the Company, file or furnish electronically with the SEC. The public can obtain any documents that we file or furnish with the SEC at www.sec.gov. The Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to those reports are made available free of charge through the Investor Relations section of the Company’s website at www.labcorp.com as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The reference to our website is intended to be an inactive textual reference only. The information contained on our website (other than the SEC filings expressly referred to below as incorporated by reference herein) is not incorporated by reference herein and does not form a part of this prospectus or any accompanying prospectus supplement or free writing prospectus.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours or one of our subsidiaries, the reference is only a summary, and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement and all of its exhibits through the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus certain information we file with the SEC, which means that we may disclose important information in this prospectus by referring you to the document that contains the information. The information incorporated by reference is deemed to be a part of this prospectus, except for any information superseded by information in this prospectus. The information incorporated by reference is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below (the file number for which is 001-11353) and any amendments to these documents:

(1)

our Annual Report on Form 10-K for the year ended December  31, 2023, including the information incorporated therein by reference from our definitive proxy statement for our 2024 Annual Meeting of Shareholders, filed with the SEC on April 4, 2024;

(2)	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024;

(3)	our Current Report on Form 8-K filed with the SEC on May 16, 2024; and

(4)	our Current Report on Form 8-K12B filed on May 17, 2024.

We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of the securities covered by this prospectus is completed or the offering is otherwise terminated; provided, however, that we are not incorporating by reference any documents or information, including parts of documents that we file with the SEC, that are deemed to be furnished and not filed with the SEC. Unless specifically stated to the contrary, none of the information we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

Any statement superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests may be made in writing or by telephone at:

Labcorp Holdings Inc.

358 South Main Street

Burlington, North Carolina 27215

(336) 229-1127

Attn: Office of the Corporate Secretary

THE COMPANY

We are a global leader of innovative and comprehensive laboratory services that provides vital information to help doctors, hospitals, pharmaceutical companies, researchers, and patients make clear and confident decisions. By leveraging our unparalleled diagnostics and drug development capabilities, we provide insights and accelerate innovations to improve health and improve lives.

The Company is organized under two segments, consisting of Diagnostics Laboratories, which includes routine testing and specialty/esoteric testing, and Biopharma Laboratory Services, consisting of Early Development Research Laboratories and Central Laboratory Services. The Company’s strength in science, technology, and innovation, as well as its global scale, enable it to play a leading role in advancing healthcare across the globe.

We believe that science, technology, and innovation drive our continued success, differentiate us, and are foundational to our future. They are critical to our ability to carry out our mission to improve health and improve lives.

Our principal executive offices are located at 358 South Main Street, Burlington, North Carolina 27215, and our telephone number at that address is (336) 229-1127.

Recent Developments

As previously disclosed, on May 17, 2024, Laboratory Corporation of America Holdings, a Delaware corporation (LCAH), entered into an Agreement and Plan of Merger (the Merger Agreement) with Labcorp Holdings Inc., a Delaware corporation, which was a wholly owned subsidiary of LCAH (LHI), and Radiance Merger Sub Inc., a Delaware corporation, which was a wholly owned subsidiary of LHI (Merger Sub). The purpose of the transactions contemplated by the Merger Agreement was to implement a public holding company reorganization (the Reorganization).

Effective on May 17, 2024, pursuant to the Merger Agreement, Merger Sub merged with and into LCAH, with LCAH continuing as the surviving corporation and a wholly owned subsidiary of LHI (the Merger). At the effective time of the Merger, each issued and outstanding share of common stock of LCAH was converted automatically into one corresponding share of common stock of LHI, having the same designations, rights, powers, and preferences and qualifications, limitations, and restrictions as the corresponding security of LCAH, and such securities continue to trade on an uninterrupted basis on the NYSE under the existing symbol, “LH.” All indebtedness of LCAH outstanding immediately prior to the Merger remained indebtedness of LCAH after the Merger. In addition, immediately following the effective time of the Merger, LHI (i) executed a full and unconditional guarantee of all of LCAH’s outstanding senior debt securities issued under the indenture, dated as of November 19, 2010, between LCAH and U.S. Bank Trust Company, National Association, as trustee (such indenture as amended or supplemented to, but not including, the effective time of the Merger) and (ii) entered into a joinder agreement providing for the full and unconditional guarantee by LHI of all of LCAH’s obligations under the Third Amended and Restated Credit Agreement, dated as of April 30, 2021, among LCAH, Bank of America, N.A., as administrative agent, and the lenders party thereto The Merger was conducted pursuant to Section 251(g) of the General Corporation Law of the State of Delaware (the DGCL), which provides for the formation of a holding company (i.e., LHI) without a vote of the stockholders of the constituent corporation (i.e., LCAH).

RISK FACTORS

An investment in our securities involves risks. Before deciding to purchase any of our securities, you should carefully consider the risks described in the documents incorporated by reference in this prospectus and, if applicable, in any prospectus supplement or free writing prospectus used in connection with an offering of securities, before making an investment decision, including those risks identified under “Part I—Item IA. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference in this prospectus and which may be amended, supplemented, or superseded from time to time by other reports that we subsequently file with the SEC. The risks that we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect our company. Additional risks not presently known to us or that we currently believe are immaterial may also materially and adversely affect our business, financial condition, results of operations, and cash flows. Some statements in this prospectus constitute forward-looking statements. Please refer to the section titled “Forward-Looking Statements” above.

USE OF PROCEEDS

Unless we specify otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from sales of securities by us to provide additional funds for general corporate purposes. These purposes may include the repayment of indebtedness, future acquisitions, capital expenditures, working capital, and any other corporate purpose. If net proceeds from a specific offering are intended to be used for the repayment of indebtedness, the applicable prospectus supplement or free writing prospectus will describe the relevant terms of the debt to be repaid. We will not receive proceeds from sales of securities by persons other than us except as may otherwise be stated in an applicable prospectus supplement or free writing prospectus.

GENERAL DESCRIPTION OF THE OFFERED SECURITIES

Labcorp Holdings Inc. may offer under this prospectus one or more of the following categories of securities:

•	shares of its common stock, par value $0.10 per share;

•	shares of its preferred stock, par value $0.10 per share, in one or more series;

•	warrants to purchase any of the foregoing securities;

•	units consisting of any combination of the foregoing securities; and

•	guarantees of debt securities issued by Laboratory Corporation of America Holdings.

Laboratory Corporation of America Holdings may offer under this prospectus one or more of the following categories of securities:

•	senior debt securities, in one or more series; and

•	subordinated debt securities, in one or more series.

The terms of any specific offering of securities, including the terms of any units offered, will be set forth in a prospectus supplement or any free writing prospectus relating to such offering.

The certificate of incorporation of Labcorp Holdings Inc. provides that we have authority to issue 265 million shares of our common stock, par value $0.10 per share, and 30 million shares of preferred stock, par value $0.10 per share. In connection with the Merger, each outstanding share of common stock of Laboratory Corporation of America Holdings was converted into one equivalent share of common stock of Labcorp Holdings Inc. At May 14, 2024, Laboratory Corporation of America Holdings had approximately 84 million shares of common stock issued and outstanding. The common stock of Labcorp Holdings Inc. is listed on the New York Stock Exchange under the symbol “LH.”

GUARANTOR DISCLOSURES

Labcorp Holdings Inc. may guarantee the debt securities of Laboratory Corporation of America Holdings, as described in “Description of Guarantees” in this prospectus and as may be further described in an applicable prospectus supplement or free writing prospectus. Any such guarantees by Labcorp Holdings Inc. will be full, irrevocable, unconditional, and absolute guarantees to the holders of each series of such guaranteed debt securities. Labcorp Holdings Inc. does not hold directly any material assets other than ownership interests in Laboratory Corporation of America Holdings, and Laboratory Corporation of America Holdings is consolidated into the financial statements of Labcorp Holdings Inc.

Labcorp Holdings Inc. and Laboratory Corporation of America Holdings have filed this prospectus with the SEC registering, among other securities, debt securities of Laboratory Corporation of America Holdings, which may be fully and unconditionally guaranteed by Labcorp Holdings Inc. As we expect such debt securities to be fully and unconditionally guaranteed by Labcorp Holdings Inc., pursuant to Rule 3-10 of Regulation S-X under the Exchange Act, separate consolidated financial statements of Laboratory Corporation of America Holdings have not been presented. As permitted under Rule 13-01(a)(4)(vi) of Regulation S-X, we have excluded the summarized financial information for Laboratory Corporation of America Holdings because the assets, liabilities and results of operations of Laboratory Corporation of America Holdings are not materially different than the corresponding amounts in LHI’s consolidated financial statements incorporated by reference herein, and management believes such summarized financial information would be repetitive and would not provide incremental value to investors.

DESCRIPTION OF COMMON STOCK

In this description, all references to “we,” “us,” “our” or the “Company” refer only to Labcorp Holdings Inc. and not to any of its subsidiaries. In this description, references to “common stock” refer to common stock, par value $0.10 per share, of Labcorp Holdings Inc.

The following description of our common stock, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes the material terms and provisions of the common stock that may be offered under this prospectus. This description summarizes certain provisions of our certificate of incorporation and by-laws. For the complete terms of our common stock, please refer to our certificate of incorporation and by-laws that are filed as exhibits to our reports incorporated by reference into the registration statement that includes this prospectus. You should read these documents, which may be obtained as described above under “Where to Find Additional Information.” The DGCL may also affect the terms of our common stock.

General

Our certificate of incorporation provides that we have authority to issue 265 million shares of our common stock, par value $0.10 per share. On May 17, 2024, in connection with the Reorganization, each outstanding share of common stock of Laboratory Corporation of America Holdings was converted into one equivalent share of Labcorp Holdings Inc. common stock, having the same designations, rights, powers and preferences, and the same qualifications, limitations, restrictions and other terms as the corresponding shares of common stock of Laboratory Corporation of America Holdings immediately prior to the Reorganization. See “The Company—Recent Developments.” At May 14, 2024, there were approximately 84 million shares of common stock of Laboratory Corporation of America Holdings issued and outstanding. In addition, as of that date, approximately 0.1 million shares of common stock of Laboratory Corporation of America Holdings were issuable upon exercise of outstanding stock options, approximately 0.6 million shares of common stock were issuable upon vesting of restricted stock units, and 0.4 million shares of common stock were issuable upon vesting of performance share awards, subject to adjustment for satisfaction of performance conditions, and additional shares of common stock were issuable upon the conversion of outstanding convertible securities. The outstanding shares of our common stock are fully paid and nonassessable.

Voting Rights

Each holder of common stock is entitled to attend all special and annual meetings of the stockholders and to vote upon any matter, including, without limitation, the election of directors. Holders of common stock are entitled to one vote per share upon any matter, including, without limitation, the election of directors.

Liquidation Rights

In the event of any dissolution, liquidation or winding up of us, whether voluntary or involuntary, the holders of common stock will be entitled to participate in the distribution of any assets remaining after we have paid all of our debts and liabilities and have paid, or set aside for payment, to the holders of any class of stock having preference over the common stock in the event of dissolution, liquidation or winding up, the full preferential amounts, if any, to which they are entitled.

Dividends

Dividends, which may be cumulative or noncumulative, may be paid on the common stock and on any class or series of stock entitled to participate therewith when and as declared from time to time by our board. Our credit facilities in effect from time to time may place certain limits on the payment of dividends.

Other Rights and Restrictions

The holders of common stock have no preemptive or subscription rights to purchase additional securities issued by us, nor any rights to convert their common stock into other of our securities or to have their shares of common stock redeemed by us. Our common stock is not subject to redemption by us. Our certificate of incorporation and by-laws do not restrict the ability of a holder of common stock to transfer his or her shares of common stock. Our by-laws provide that holders of our common stock may act by written consent on any matters that could otherwise be brought at annual or special meetings. When we issue shares of common stock under this prospectus, the shares will be fully paid and non-assessable.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “LH.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company.

Limitations of Director Liability

Delaware law in relevant part authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors’ fiduciary duty of care. Although Delaware law does not change directors’ duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. Our certificate of incorporation limits the liability of directors to us and our stockholders to the full extent permitted by Delaware law. Specifically, directors are not personally liable for monetary damages to us or our stockholders for breach of the director’s fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

Indemnification

To the maximum extent permitted by law, our certificate of incorporation provides for mandatory indemnification of directors and officers against any expense, liability or loss to which they may become subject, or which they may incur as a result of being or having been a director or officer. In addition, we must advance or reimburse directors and officers for expenses they incur in connection with indemnifiable claims. We also maintain directors’ and officers’ liability insurance.

DESCRIPTION OF PREFERRED STOCK

In this description, all references to “we,” “us,” “our” or the “Company” refer only to Labcorp Holdings Inc. and not to any of its subsidiaries. In this description, references to “preferred stock” refer to preferred stock, par value $0.10 per share, of Labcorp Holdings Inc.

The following description of our preferred stock, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes the material terms and provisions of the preferred stock that may be offered under this prospectus. We will file a copy of the certificate of designations that contains the terms of each new series of preferred stock with the SEC each time we issue a new series of preferred stock, and these certificates of designations will be incorporated by reference into the registration statement of which this prospectus is a part. Each certificate of designation will establish the number of shares included in a designated series and fix the designations, powers, privileges, preferences, and rights of the shares of each series as well as any applicable qualifications, limitations, or restrictions. For the complete terms of our preferred stock, in addition to the applicable certificate of designations, please refer to our certificate of incorporation and by-laws that are filed as exhibits to our reports incorporated by reference into the registration statement that includes this prospectus. The DGCL, as amended, may also affect the terms of our preferred stock.

General

We are authorized to issue 30 million shares of preferred stock, par value $0.10 per share, of which no shares are issued and outstanding as of the date of this prospectus. The Board of Directors has the authority, without any further vote or action by the stockholders, to issue preferred stock in one or more series and to fix the number of shares, designations, relative rights (including voting rights), preferences and limitations of such series to the full extent now or hereafter permitted by Delaware law.

Preferred Stock That May Be Offered

Our board is authorized to issue the preferred stock in one or more series and to fix and designate the rights, preferences, privileges and restrictions of the preferred stock, including:

•	dividend rights;

•	conversion rights;

•	voting rights;

•	redemption rights and terms of redemption; and

•	liquidation preferences.

Our board may fix the number of shares constituting any series and the designations of these series.

The rights, preferences, privileges, and restrictions of the preferred stock of each series will be fixed by a certificate of designations relating to each series. The prospectus supplement or free writing prospectus relating to each series will specify the terms of the preferred stock, including:

•	the maximum number of shares in the series and the distinctive designation;

•	the terms on which dividends will be paid, if any;

•	the terms on which the shares may be redeemed, if at all;

•	the liquidation preference, if any;

•	the terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;

•	the terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of capital stock;

•	the voting rights, if any, on the shares of the series; and

•	any or all other preferences and relative, participating, optional or other special rights or qualifications, limitations or restrictions of the shares.

We will describe the specific terms of a particular series of preferred stock in the prospectus supplement or free writing prospectus relating to that series. The description of preferred stock above is not complete. You should refer to the applicable prospectus supplement or free writing prospectus, certificate of incorporation and certificate of designations for complete information.

Voting Rights

The DGCL provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designations.

Other

Our issuance of preferred stock may have the effect of delaying or preventing a change in control of the Company. Our issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or other series of preferred stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock or other series of preferred stock. The issuance of preferred stock could have the effect of decreasing the market price of our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement or free writing prospectus.

DESCRIPTION OF WARRANTS

In this description, all references to “we,” “us,” “our” or the “Company” refer only to Labcorp Holdings Inc. and not to any of its subsidiaries.

The following description, together with the additional information we may include in any applicable prospectus supplement or free writing prospectus, summarizes the material terms and provisions of the warrants that may be offered under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement or free writing prospectus.

General

We may issue warrants for the purchase of our common stock or preferred stock, or any combination of those securities in the form of units. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants may be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement or free writing prospectus. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you. We will file a copy of the warrant and warrant agreement with the SEC each time we issue a series of warrants, and these warrants and warrant agreements will be incorporated by reference into the registration statement of which this prospectus is a part. You should refer to the provisions of the applicable warrant agreement and prospectus supplement or free writing prospectus for more specific information.

The prospectus supplement or free writing prospectus relating to a particular issue of warrants will describe the terms of those warrants, including, where applicable:

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	whether the warrants are to be sold separately or with other securities as part of units;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	if material, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•	the date on which the right to exercise the warrants shall commence, and the date on which the right shall expire;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other material terms of the warrants.

Before exercising our warrants, a holder of our warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up, or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder thereof to purchase for cash or other consideration specified in an applicable prospectus supplement or free writing prospectus the number of shares of preferred stock and the number of shares of common stock at the exercise price as shall in each case be set forth in, or be determinable, as set forth in the applicable prospectus supplement or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement or free writing prospectus. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement or free writing prospectus relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement or free writing prospectus, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Enforceability of Rights of Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as a warrant agent for more than one series of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that holder’s warrants.

DESCRIPTION OF UNITS

In this description, all references to “we,” “us,” “our” or the “Company” refer only to Labcorp Holdings Inc. and not to any of its subsidiaries.

We may issue units comprising one or more of the other securities described in this prospectus in any combination. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

The applicable prospectus supplement or free writing prospectus may describe:

•	the price or prices at which we will issue the units;

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement or free writing prospectus will describe the material terms of any units. The preceding description and any description of units in the applicable prospectus supplement or free writing prospectus does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

DESCRIPTION OF GUARANTEES

In this description, all references to “we,” “us,” “our” or the “Company” refer only to Labcorp Holdings Inc. and not to any of its subsidiaries.

We may fully and unconditionally guarantee the due and punctual payment of the principal of, and any premium and interest on, one or more classes or series of debt securities of Laboratory Corporation of America Holdings, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such guarantee and the applicable indenture. In the event of the failure of Laboratory Corporation of America Holdings punctually to pay any principal, premium or interest on any guaranteed debt security, we will cause any such payment to be made as it becomes due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by Laboratory Corporation of America Holdings. The particular terms of the guarantee, if any, will be set forth in a prospectus supplement or free writing prospectus relating to the guaranteed debt securities.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities of Laboratory Corporation of America Holdings. In this description, unless specifically noted otherwise or unless the context otherwise requires, all references to “we,” “us,” “our” and “ours” refers to Laboratory Corporation of America Holdings as issuer of the debt securities, and not to any of its respective subsidiaries.

This prospectus may be used for an offering of any combination of our senior debt securities or subordinated debt securities. We may issue senior debt securities in one or more series under a senior indenture between us, as issuer, and U.S. Bank Trust Company, National Association, as senior indenture trustee or under one or more other indentures with another commercial bank to be selected. We may supplement any of these indentures from time to time.

We may issue subordinated debt securities in one or more series under a subordinated indenture between us and a commercial bank we will select to act as subordinated indenture trustee. Further information regarding the trustee for subordinated debt securities will be provided in the prospectus supplement or free writing prospectus. The form of the senior indenture and the form of the subordinated indenture are filed as exhibits to the registration statement of which this prospectus is a part and is available as described above under the heading “Where To Find Additional Information.” Any indenture for subordinated debt securities will be subject to and governed by the Trust Indenture Act of 1939, as amended (the Trust Indenture Act).

Particular debt securities may be issued in one or more series that will be established by board resolution, officer’s certificate, or supplemental indenture. Where we refer to either indenture below, we mean the indenture as well as any applicable board resolution, officer’s certificate, or supplemental indenture.

The applicable prospectus supplement or free writing prospectus and the applicable indenture will describe the particular terms of any debt securities that may be offered and may supplement the terms summarized below. The following summaries of the debt securities and the indentures are not complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the indentures, including, but not limited to, definitions therein of certain terms. This summary may not contain all of the information that you may find useful. For a comprehensive description of any series of debt securities being offered to you pursuant to this prospectus, you should read both this prospectus and the applicable prospectus supplement or free writing prospectus.

General

We may issue an unlimited principal amount of debt securities in separate series. We may specify a maximum aggregate principal amount for the debt securities of any series. The debt securities will have terms that are consistent with the indentures. Senior debt securities will rank equal in right of payment with all our other unsecured and unsubordinated debt. Subordinated debt securities will be paid only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made.

Because we are a holding company whose operations are mostly conducted through operating subsidiaries, the debt securities will be structurally subordinated to any and all existing and future indebtedness, whether or not secured, and other liabilities and claims of holders of preferred stock, of any of our subsidiaries. The indentures under which the debt securities will be issued do not restrict our subsidiaries from issuing additional indebtedness or preferred stock that would be structurally senior in right of payment to the subordinated debt securities, although certain limitations may be imposed under the terms of any such debt securities, which limitations will be set forth in a prospectus supplement or free writing prospectus.

The indentures do not limit the amount of other debt that we may incur or whether that debt is senior to the debt securities offered by this prospectus. Other than any restrictions on liens, sale and leaseback transactions, indebtedness, and preferred stock issued by our subsidiaries that may be applicable to senior debt securities or any other restrictions described in any prospectus supplement or free writing prospectus, the indentures do not contain financial or similar restrictive covenants. The indentures do not contain any provision to protect holders of debt securities against a sudden or dramatic decline in our ability to pay our debt.

The prospectus supplement or free writing prospectus will describe the debt securities being offered and the price or prices at which debt securities will be offered. The description will include:

•	the title of the debt securities and whether the debt securities are senior debt securities or subordinated debt securities;

•	any limit on the aggregate principal amount of the series of debt securities being offered;

•	the date or dates on which we must repay the principal;

•	the rate or rates at which the debt securities will bear interest;

•	the date, if any, from which interest will accrue, and the dates, if any, on which we must pay interest;

•	the right, if any, to extend the interest payment periods and the duration of the extension;

•	the terms and conditions on which we may redeem any debt security, if at all, at our option;

•	our obligation, if any, to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

•	the form of debt securities of the series, including the form of the trustee’s certificate of authentication for the series;

•	the denominations in which we may issue the debt securities, if other than denominations of $2,000 or an integral multiple of $1,000 in excess thereof;

•	the currency in which we will pay the principal of and any premium or interest on the debt securities and the manner of determining the equivalent thereof in the currency of the U.S. for any purpose;

•

the amount that will be deemed to be the principal amount of the debt securities for any purpose, including the principal amount that will be due and payable upon declaration of acceleration of the maturity or that will be deemed to be outstanding as of any date;

•

if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, debt securities, shares of preferred stock or common stock or other securities of Laboratory Corporation of America Holdings or Labcorp Holdings Inc.;

•	whether we will issue the debt securities in the form of one or more global securities and, if so, the depositary for the global securities and the terms of the global securities;

•	any additional or different subordination provisions that will apply to any series of subordinated debt securities;

•

any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;

•	any addition to or change in the covenants and related definitions in the indentures applicable to the debt securities;

•

whether and to what extent the securities of such series will be guaranteed and, if so, the terms and conditions upon which such securities shall be guaranteed and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;

•	the place or places where the principal of, premium, if any, and interest on any securities of the series shall be payable; and

•

any other terms of the debt securities, including, but not limited to, any terms which may be required by or advisable under U.S. laws or regulations or otherwise included in connection with the marketing of a particular series of debt securities.

We may sell the debt securities at a substantial discount below their stated principal amount. We will describe U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement or free writing prospectus. An “original issue discount security” is any debt security sold for less than its face value, and that provides that the holder cannot receive the full face value if the maturity of the security is accelerated. The prospectus supplement or free writing prospectus relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default. In addition, we will describe U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars in the prospectus supplement or free writing prospectus.

Conversion and Exchange Rights

The prospectus supplement or free writing prospectus will describe, if applicable, the terms on which you may convert debt securities into or exchange them for debt securities, preferred stock, common stock or other securities. The conversion or exchange may be mandatory or may be at your option. The prospectus supplement or free writing prospectus will describe how the amount of debt securities, number of shares of preferred stock or common stock, or the amount of other securities to be received upon conversion or exchange would be calculated.

Optional Redemption

The prospectus supplement or free writing prospectus will set forth whether we will have the right to redeem a series of debt securities before maturity. Unless otherwise established in or pursuant to a board resolution or an officer’s certificate or another manner specified as contemplated in the indentures, we will mail a notice of redemption to holders at least 10, but not more than 60 days, prior to the date of redemption. If we have the right to redeem less than all of a series of debt securities, the trustee shall select, by such method as the trustee shall deem fair and appropriate and which complies with any securities exchange or other applicable procedures of the depositary, the debt securities to be redeemed; provided that the unredeemed portion of the principal amount of any debt security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such debt security. If any debt securities of a series are to be redeemed only in part, the notice of redemption will state the portion of the principal amount of the debt security to be redeemed. Debt securities called for redemption will become due on the date fixed for redemption. Any notice of redemption may, at our discretion, be given subject to one or more conditions precedent. If such redemption is so subject to satisfaction of one or more conditions precedent, such notice (i) shall describe each such condition, (ii) shall state that, in our discretion, the redemption date may be postponed (including more than 60 days after the notice of redemption was delivered) until such time as any or all such conditions have been satisfied (or waived by us) and (iii) may be rescinded in the event that any or all such conditions shall not have been satisfied or otherwise waived or such notice may be rescinded at any time in our discretion if in our good faith judgment any or all of such conditions will not be satisfied. We shall notify holders of any such rescission or postponement as soon as practicable after we determine that we will not be able to satisfy or otherwise waive such conditions precedent. In addition, any notice of redemption may provide that payment of the redemption price and performance of our obligations with respect to such redemption may be performed by another person. Once notice of redemption has been given as contemplated in the indentures, the debt securities to be redeemed shall, subject to the satisfaction of any conditions precedent provided in the notice of redemption, become due and payable on the redemption date at the redemption price therein specified, and from and after such date (unless we default in the payment of the redemption price and accrued interest) such debt securities shall cease to bear interest.

Subordination of Subordinated Debt Securities

The indebtedness underlying any subordinated debt securities will be payable only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made. Senior indebtedness includes the principal, premium (if any) and unpaid interest on all present and future:

(1)	indebtedness for borrowed money;

(2)	obligations evidenced by bonds, debentures, notes or similar instruments;

(3)

obligations under (i) interest rate swaps, caps, collars, options and similar arrangements, (ii) any foreign exchange contract, currency swap contract, futures contract, currency option contract, or other foreign currency hedge, and (iii) credit swaps, caps, floors, collars, and similar arrangements;

(4)

indebtedness incurred, assumed or guaranteed in connection with the acquisition by us or any of our subsidiaries of any business, properties or assets (except purchase-money indebtedness classified as accounts payable under GAAP);

(5)

all obligations and liabilities (contingent or otherwise) in respect of leases required, in conformity with GAAP, to be accounted for as capitalized lease obligations on the balance sheet and all obligations and liabilities (contingent or otherwise) under any lease or related document (including a purchase agreement) in connection with the lease or real property that provides that we are contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and the obligations under such lease or related document to purchase or to cause a third party to purchase such leased property;

(6)

reimbursement obligations in respect of letters of credit relating to indebtedness or other obligations that qualify as indebtedness or obligations of the kind referred to in clauses (1) through (5) above; and

(7)

obligations under direct and indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (1) through (6) above, in each case unless the instrument creating or evidencing the indebtedness or obligation or pursuant to which the same is outstanding provides that (i) such indebtedness or obligation is not senior in right of payment to the subordinated debt securities, or (ii) such indebtedness or obligation is subordinated to any other obligation, unless such indebtedness or obligation expressly provides that such indebtedness or obligations be senior in right of payment to the subordinated debt securities.

If we distribute our assets to creditors upon any dissolution, winding-up, liquidation, or reorganization or in bankruptcy, insolvency, receivership, or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. In the event the subordinated debt securities are accelerated because of an event of default, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded. If the payment of subordinated debt securities accelerates because of an event of default, we must promptly notify holders of senior indebtedness of the acceleration.

If we experience a bankruptcy, dissolution, or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors. The indenture for subordinated debt securities will not limit our ability to incur additional senior indebtedness.

Form, Exchange and Transfer

Unless the prospectus supplement or free writing prospectus indicates otherwise, we will issue debt securities only in fully registered form, without coupons, and only in denominations of $2,000 or an integral multiple of $1,000 in excess thereof. The holder of a debt security may elect, subject to the terms of the indentures and the limitations applicable to global securities, to exchange them for other debt securities of the same series of any authorized denomination and of similar terms and aggregate principal amount.

Holders of debt securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the transfer agent we designate for that purpose. We will not impose a service charge for any registration of transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. Unless the prospectus supplement or free writing prospectus indicates otherwise, the corporate trust office of the trustee will be the transfer agent for the debt securities. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where we will make payment on debt securities.

Global Securities

The debt securities of a series may be represented by one or more global securities that will have an aggregate principal amount equal to that of all debt securities of that series, meaning that beneficial owners of the debt securities will not receive certificates representing their ownership interests in the debt securities, except in the event the book-entry system for the debt securities of that series is discontinued. Each global security will be registered in the name of a depository identified in the prospectus supplement or free writing prospectus. We will deposit the global security with the depository or a custodian, and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer.

The Depository Trust Company is expected to serve as depository. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor. The specific terms of the depository arrangement with respect to a series of debt securities that differ from the terms described here will be described in the applicable prospectus supplement or free writing prospectus.

Unless otherwise indicated in the applicable prospectus supplement or free writing prospectus, we anticipate that the following provisions will apply to depository arrangements.

Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with such depository, who are called “participants.” Such accounts shall be designated by the underwriters, dealers, or agents with respect to the debt securities or by us if the securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to the depository’s participants or persons that may hold interests through such participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge, or transfer beneficial interests in a global security.

So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable indenture. Except as provided below or in the prospectus supplement or free writing prospectus, owners of beneficial interest in a global security will not be entitled to have any of the individual debt securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture.

Payments of amounts payable with respect to individual debt securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing such debt securities. None of us, our officers, board members, or any trustee, paying agent, or security registrar for an individual series of debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising, or reviewing any records relating to such beneficial ownership interests.

We expect that the depository for a series of debt securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, or other amount in respect of a permanent global security representing any of such debt securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on the records of such depository or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers registered in “street name.” Such payments will be the responsibility of such participants.

If a depository for a series of debt securities is at any time unwilling, unable, or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement or free writing prospectus relating to such debt securities, determine not to have any debt securities of such series represented by one or more global securities and, in such event, will issue individual debt securities of such series in exchange for the global security or securities representing such series of debt securities.

Payment and Paying Agents

We will pay principal and any premium or interest on a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such interest.

We will pay principal and any premium or interest on the debt securities at the office of our designated paying agent. Unless the prospectus supplement or free writing prospectus indicates otherwise, the trustee will act as our paying agent.

Any other paying agents we designate for the debt securities of a particular series will be named in the prospectus supplement or free writing prospectus. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.

The paying agent will return to us all money we pay to it for the payment of the principal, premium, or interest on any debt security that remains unclaimed for a specified period. Thereafter, the holder may look only to us for payment, as an unsecured general creditor.

Guarantees

Debt securities issued by Laboratory Corporation of America Holdings may be fully and unconditionally guaranteed by LHI. The applicable prospectus supplement or free writing prospectus relating to a series of debt securities may provide that those debt securities will have the benefit of a guarantee by LHI. Any such guarantees will be general obligations of LHI.

The obligations of LHI under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent transfer or conveyance under applicable law. LHI, as guarantor, will be permitted to consolidate or merge with, or lease or sell substantially all of its assets to another company as provided below under “—Limitation on Mergers and Consolidations.” The terms of any guarantee and the conditions upon which a guarantor may be released from its obligations under that guarantee will be set forth in the applicable prospectus supplement or free writing prospectus.

Limitation on Mergers and Consolidations

So long as any debt securities of a series remain outstanding, we may not consolidate or merge with or into any person, or sell, lease, convey or otherwise dispose of all or substantially all of our assets to any person, unless:

(1)

the person formed by or surviving such consolidation or merger (if other than us), or to which such sale, lease, conveyance, or other disposition shall be made (collectively, the Successor), is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and the Successor assumes by supplemental indenture in a form reasonably satisfactory to the trustee all of our obligations under the indenture and under the debt securities;

(2)

immediately after giving effect to such transaction, no event, act or condition which is, or that with notice or lapse of time, or both, would constitute an event of default under the indenture shall have occurred and be continuing; and

(3)

we shall have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the applicable indenture.

The Successor shall be the successor to us and shall succeed to, and be substituted for, and may exercise every right and power of, us under the indenture, and we (except in the case of a lease) shall be released from the obligation to pay the principal of and interest on the debt securities.

Events of Default

Each of the following will constitute an event of default under each indenture with respect to each series of debt securities:

(1)	failure to pay interest on the debt securities when due, which failure continues for 30 days;

(2)	failure to pay principal of the debt securities when due;

(3)	failure to comply with “—Limitation on Mergers and Consolidations” above;

(4)	failure to comply with any other covenant of ours set forth in the indenture for the series of debt securities, which failure continues for 90 days after notice as provided in the indenture;

(5)	certain events of bankruptcy, insolvency, or reorganization with respect to us (the bankruptcy provision);

(6)

any default or event of default under any indebtedness of ours or any of our subsidiaries (other than any indebtedness of ours or any subsidiary to the seller of a business or asset incurred in connection with the purchase thereof), which default or event of default results in at least $200 million of aggregate principal amount of such indebtedness being declared due and payable prior to maturity; and

(7)

failure by us or any of our subsidiaries to pay at maturity or otherwise when due (after giving effect to any applicable grace period) at least $200 million aggregate principal amount of indebtedness at any one time.

After the occurrence of a default or an event of default, the trustee is required to transmit notice thereof to the holders of the debt securities within 60 days after it occurs or promptly upon the trustee attaining knowledge thereof, whichever is earlier. Except in the case of a default in the payment of the principal of or interest on the debt securities, the trustee may withhold such notice if and so long as the trustee, in good faith, determines that the withholding of such notice is in the interests of the holders of the debt securities. If an event of default (other than the bankruptcy provision) occurs and is continuing with respect to a series of debt securities, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal of and accrued but unpaid interest on all the debt securities of that series immediately due and payable. If a bankruptcy event occurs, the principal of and accrued and unpaid interest on all the debt securities shall become immediately due and payable without any declaration or other act on the part of the trustee or any holders of such debt securities. However, if prior to the entry of any judgment or decree for the accelerated amount, we shall pay or deposit with the trustee all principal and interest in arrears, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series shall have the right to waive all defaults and the consequences of having all principal payments due. This waiver will not, however, be operative as against nor impair any rights arising as a result of any subsequent event of default. The trustee will not be charged with knowledge of any event of default other than our failure to make principal and interest payments unless actual written notice thereof is received by the trustee.

The indenture contains provisions regarding limitations on the right to institute legal proceedings. No holder of debt securities of a series shall have the right to institute an action or proceeding for rights arising under the indenture unless:

(1)	such holder has given written notice of default to the trustee;

(2)

the holders of not less than 25% of the aggregate principal amount of the outstanding debt securities of that series shall have made a written request to the trustee to institute an action and offered the trustee such indemnification satisfactory to it;

(3)	the trustee shall have not commenced such action within 60 days of receipt of such notice and indemnification offer; and

(4)

no direction inconsistent with such request has been given to the trustee by the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series during such 60-day period.

Notwithstanding the foregoing, subject to applicable law, nothing shall prevent the holders of debt securities of a series from enforcing payment of the principal of or interest on their debt securities.

The holders of a majority in aggregate principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. The trustee, however, may refuse to follow such direction if the trustee determines that the action so directed may not lawfully be taken, or that the action so directed would be unduly prejudicial to the holders of the debt securities of a series not taking part in such action or that such action would involve the trustee in personal liability.

The indenture provides that in case an event of default shall occur (which shall not have been cured or waived), the trustee will be required to use the degree of care a prudent person would use in the conduct of their own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities of a series unless they shall have offered the trustee security or indemnity satisfactory to it.

We will be required to furnish to the trustee annually a statement as to the fulfillment by us of all our obligations under the indenture. In addition, we are required to notify the trustee of the occurrence of certain events of default in accordance with the indenture.

Supplemental Indentures

We and the trustee may enter into supplemental indentures and indentures without the consent of any holders of debt securities with respect to specific matters, including:

•	to cure any ambiguity, defect, or inconsistency;

•	to provide for the assumption by a Successor of our obligations under the indenture in accordance with the provisions described above under “—Limitation on Mergers and Consolidations”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•

to add to the covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us or to add any additional events of default for the benefit of all or any series of debt securities;

•	to make any change that does not adversely affect the rights of any holder of debt securities in any material respect;

•

to provide for the issuance of and establish the form and terms and conditions of debt securities of any series, to establish the form of any certifications required to be furnished pursuant to the terms of an indenture or any series of debt securities or to add to the rights of the holders of any series of debt securities;

•

to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add or change any of the provisions of an indenture as necessary to provide for or facilitate the administration of the trusts by more than one trustee;

•

to supplement any provisions of the indentures necessary to permit or facilitate the defeasance and discharge of any series of debt securities; provided that such action does not adversely affect the interests of the holders of debt securities of such series or any other series;

•	to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the debt securities may be listed or traded;

•	to comply with the rules of any applicable depositary;

•	subject to any limitations established pursuant to the applicable indenture, to provide for the issuance of additional debt securities of any series; or

•

to conform any provision of the indentures, any supplemental indenture, one or more series of debt securities or any related guarantees or security documents, if any, to the description of such debt securities contained in the this prospectus or any prospectus supplement, or free writing prospectus, offering memorandum or similar document with respect to the offering of the debt securities of such series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of the holder of each debt security affected:

•	changing the fixed maturity of principal or interest payments on the debt securities;

•

reducing the principal amount or reducing the rate of interest, or any premium payable upon the redemption, or change the currency, or impair the right to enforce any payment of the security after maturity thereof, of any debt securities;

•	reducing the percentage of debt securities of any series the holders of which are required to consent to any amendment or waiver;

•

modifying the provisions related to waivers of default, except to increase any required percentage of holders or provide that certain other provisions of the indenture cannot be modified or waived without the consent of each affected holder;

•

if the debt securities of any series are convertible into or for any other of our securities or our property, make any change that adversely affects in any material respect the right to convert any debt security of such series, except as otherwise permitted in the indenture, or decrease the conversion rate or increase the conversion price of any such debt security of such series, unless such decrease or increase is permitted by the terms of such debt security; or

•	modify the provisions related to the subordination of any subordinated debt security in a manner adverse to such holder.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to debt securities of that series, except a default in the payment of principal, premium or interest on any debt security of that series or in respect of a covenant or provision of the indenture that cannot be amended without each holder’s consent.

Except in limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver, or other action under the indentures. In limited circumstances, the trustee may set a record date. To be effective, the action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.

Defeasance, Satisfaction, and Discharge

Unless otherwise provided in the prospectus supplement or free writing prospectus, at any time, we may terminate all of our obligations under a series of debt securities and our obligations under an indenture with respect to that series of debt securities, or “legal defeasance,” except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the debt securities of a series, to replace mutilated, destroyed, lost, or stolen debt securities and to maintain a registrar and paying agent in respect of the debt securities.

In addition, unless otherwise provided in the prospectus supplement or free writing prospectus, at any time we may terminate with respect to any series of senior debt securities our and our subsidiaries’ obligations under certain covenants as described in any prospectus supplement or free writing prospectus.

We may exercise our legal defeasance option with respect to a series of senior debt securities notwithstanding the prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the debt securities of a series may not be accelerated because of an event of default with respect thereto. If we exercise our covenant defeasance option with respect to a series of senior debt securities, payment of the debt securities may not be accelerated because of an event of default specified in clause (4) under “—Events of Default” above due to a violation of covenants.

In order to exercise either of our defeasance options as to debt securities of a series, we must irrevocably deposit, or cause to be deposited, in trust (the defeasance trust) with the trustee money or governmental obligations, or a combination thereof, sufficient to pay all remaining principal and interest on the debt securities, and must comply with certain other conditions, including delivery to the trustee of an opinion of counsel to the effect that holders of the debt securities of such series will not recognize income, gain, or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling received from or published by the Internal Revenue Service or other change in applicable Federal income tax law).

Our obligations under the applicable indenture will cease to be of further effect with respect to a series of debt securities when either (i) all securities of that series have been delivered (except lost, stolen, or destroyed securities that have been replaced or paid and the securities for whose payment money or noncallable government obligations has theretofore been deposited in trust or segregated and held in trust by the company and thereafter repaid to us or discharged from such trust in accordance with the indenture) to the trustee for cancellation, or (ii) all such securities not theretofore delivered to the trustee for cancellation have become due and payable, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption and we have deposited or caused to be deposited with the trustee, in trust, money, noncallable government obligations or a combination thereof, in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge the entire indebtedness on such debt securities not theretofore delivered to the trustee for cancellation, for principal (and premium, if any) and interest, to the date of maturity or date of redemption, as the case may be;

•	we have paid or caused to be paid all sums payable by us under the indenture with respect to such series; and

•	we have delivered an officer’s certificate and an opinion of counsel relating to compliance with the conditions set forth in the indenture.

Regarding the Trustee

The trustee for the senior debt securities is currently U.S. Bank Trust Company, National Association, which maintains its corporate trust offices at 214 N. Tryon Street, 26th Floor, Charlotte, North Carolina 28202. The trustee provides certain corporate trust services to us in the ordinary course of business and may provide such services in the future. In addition, the trustee serves as the trustee with respect to numerous other notes issued by us pursuant to other indentures for which the trustee serves as trustee. The indenture for the senior debt securities and provisions of the Trust Indenture Act contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases, or to realize on certain property received by it in respect of any such claims as security or otherwise. The trustee is permitted to engage in other transactions. However, if the trustee acquires any conflicting interest, it must either eliminate such conflict, apply to the SEC for permission to continue or resign. The trustee for the subordinated debt securities has not been appointed.

Further information regarding the trustee for senior debt securities and information on the trustee for the subordinated debt securities, as applicable, will be provided in an applicable prospectus supplement or free writing prospectus.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

SELLING SECURITYHOLDERS

Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire, securities in various private or other transactions. Such selling securityholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The purchasers of our securities, as well as their transferees, pledges, donees, or successors, all of whom we refer to as “selling securityholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement or free writing prospectus.

The applicable prospectus supplement or free writing prospectus will set forth the name of each of the selling securityholders and the number of shares of our common stock or other relevant securities beneficially owned by such selling securityholders that are covered by such prospectus supplement or free writing prospectus.

LEGAL MATTERS

Hogan Lovells US LLP will provide us with an opinion as to the legal validity of the securities offered hereby unless otherwise stated in the applicable prospectus supplement.

EXPERTS

The financial statements of Laboratory Corporation of America Holdings as of December 31, 2023, and 2022, and for each of the three years in the period ended December 31, 2023, incorporated by reference in this Prospectus, and the effectiveness of Laboratory Corporation of America Holdings’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

$

Laboratory Corporation of America Holdings

$      % Senior Notes due 20

$      % Senior Notes due 20

$      % Senior Notes due 20

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BofA Securities	US Bancorp	Wells Fargo Securities

September , 2024